Exhibit 99.1

SECOND QUARTER 2015

FINANCIAL SUPPLEMENT

If you need further information, please contact:

Aarti Bowman, Investor Relations

901-523-4017

aagoorha@firsthorizon.com

Other Information

This financial supplement contains forward-looking statements involving significant risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking information.  Those factors include general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements including the slope of the yield curve, competition, customer and investor responses to these conditions, ability to execute business plans, geopolitical developments, recent and future legislative and regulatory developments, natural disasters, and items mentioned in this financial supplement and in First Horizon National Corporation’s (“FHN”) most recent press release, as well as critical accounting estimates and other factors described in FHN’s recent filings with the SEC.  FHN disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein or therein to reflect future events or developments.

Use of Non-GAAP Measures and Regulatory Measures that are not GAAP

Certain measures are included in this financial supplement that are “non-GAAP,” meaning (under U.S. financial reporting rules) they are not presented in accordance with generally accepted accounting principles ("GAAP") in the U.S. and also are not codified in U.S. banking regulations currently applicable to FHN. Although other entities may use calculation methods that differ from those used by FHN for non-GAAP measures, FHN's management believes such measures are relevant to understanding the capital position or financial results of FHN. Non-GAAP measures are reported to FHN's management and Board of Directors through various internal reports.

Presentation of regulatory measures, even those which are not GAAP, provides a meaningful base for comparability to other financial institutions subject to the same regulations as FHN, as demonstrated by their use by the various banking regulators in reviewing the capital adequacy of financial institutions. Although not GAAP terms, these regulatory measures are not considered “non-GAAP” under U.S. financial reporting rules as long as their presentation conforms to regulatory standards. Regulatory measures used in this financial supplement include: tier 1 capital, generally defined as the sum of core capital (including common equity and instruments that cannot be redeemed at the option of the holder) adjusted for certain items under risk based capital regulations; common equity tier 1 capital (for periods after fourth quarter 2014), generally defined as common equity less goodwill, other intangibles, and certain other required regulatory deductions; risk weighted assets (“RWA”), which is total assets adjusted for credit risk, used to determine regulatory capital ratios; and pre-provision net revenue ("PPNR"), calculated by adding the provision/(provision credit) for loan losses to income before income taxes. The regulatory common equity tier 1 capital used in 2015 and later periods is not the same as the non-regulatory, non-GAAP tier 1 common capital commonly used prior to 2015; comparisons between the two are not meaningful.

The non-GAAP measures presented in this financial supplement are return on average tangible common equity (“ROTCE”), tangible common equity ("TCE") to tangible assets ("TA"), tangible book value per common share, and tier 1 common to RWA (for periods prior to first quarter 2015).

Refer to the tabular reconciliation of non-GAAP to GAAP measures and presentation of the most comparable GAAP items on page 22 of this financial supplement.

FIRST HORIZON NATIONAL CORPORATION SEGMENT STRUCTURE

3

FHN PERFORMANCE HIGHLIGHTS

Second Quarter 2015 vs. First Quarter 2015

Consolidated

•	Net income available to common shareholders was $50.6 million, or $.22 per diluted share in second quarter, compared to net loss of $76.7 million, or $.33 loss per diluted share in first quarter
•	Net interest income (“NII”) was $166.6 million in second quarter compared to $156.9 million in first quarter; net interest margin (“NIM”) increased to 2.92 percent in second quarter from 2.74 percent in prior quarter
•	The increase in NII was primarily driven by several factors mentioned in “Regional Banking” below
•	The increase in NIM was largely the result of a decrease in average excess cash held at the Fed during the quarter
•	Noninterest income (including securities gains) was $130.3 million in second quarter compared to $129.7 million in prior quarter
•	Noninterest expense was $218.4 million in second quarter compared to $376.2 million in first quarter primarily due to a $162.5 million decline in litigation and regulatory loss accruals
•	Period-end loans were $16.9 billion and $16.7 billion in second quarter and first quarter, respectively; average loans grew 4 percent to $16.8 billion in second quarter
•	Period-end core deposits increased to $18.3 billion in second quarter from $18.2 billion in prior quarter; average core deposits increased 2 percent linked quarter to $18.1 billion in second quarter

Regional Banking

•	Pre-tax income was $70.6 million in second quarter compared to $73.9 million in first quarter; pre-provision net revenue was $87.7 million and $78.8 million in second and first quarters, respectively
•	Average loans increased 6 percent, or $812.9 million to $14.3 billion in second quarter primarily driven by higher balances of commercial loans including loans to mortgage companies and real estate lending; period-end loans increased 2 percent to $14.5 billion
•	Average core deposits increased 3 percent to $16.8 billion in second quarter from $16.3 billion in first quarter; period-end core deposits were $16.8 billion in both second and first quarters
•	Increase in average core deposits was largely driven by the timing of a new product offering in correspondent banking
•	NII was $165.9 million in second quarter compared to $154.4 million in first quarter; NIM increased slightly to 4.69 percent in second quarter from 4.68 percent in first quarter
•	The increase in NII was largely driven by higher average balances of loans to mortgage companies, higher commercial loan fees relative to the prior quarter, and more days in second quarter compared to first quarter
•	Provision expense was $17.1 million compared to $4.9 million in the prior quarter
•	Overall, the portfolios within the regional bank reflected continued strong performance with low levels of net charge-offs and delinquencies
•	The increase in quarterly provision is due to a number of factors including loan growth, a continued extension of the loss emergence period (“LEP”) for commercial loans in the current cycle, increased reserves associated with a single larger credit resulting in fraud loss, and was somewhat offset by the continued favorable impact of historically low net charge-off levels
•	The LEP is the average amount of time between a borrower experiencing a loss-causing event and a bank incurring a charge-off
•	Noninterest income increased to $66.0 million in second quarter from $60.2 million in first quarter
•	The increase was driven by higher non-sufficient funds (“NSF”), brokerage, trust, and bankcard fee income
•	Noninterest expense was $144.2 million in second quarter compared to $135.8 million in prior quarter
•	Expense increase was driven by a number of items including an increase in the provision for unfunded commitments, larger negative fair value marks associated with foreclosed real estate, and higher personnel expenses relative to the prior quarter

Fixed Income (formerly Capital Markets)

•	Pre-tax income was $9.1 million in second quarter compared to $11.2 million in first quarter
•	Fixed income product revenue was $46.7 million in second quarter down from $53.5 million in first quarter
•	Fixed income product average daily revenue (“ADR”) was $729 thousand and $877 thousand in second quarter and first quarter, respectively
•	Noninterest expense was $51.2 million in second quarter compared to $54.7 million in the prior quarter
•	Second quarter decline was driven by lower variable compensation costs and a decrease in FICA

Corporate

•	Pre-tax loss was $27.2 million in second quarter compared to a loss of $24.9 million in prior quarter
•	NII was negative $17.4 million in second quarter compared to negative $16.1 million in first quarter
•	Estimated effective duration of the securities portfolio was 3.5 years in second quarter compared to 2.5 years in first quarter
•	Estimated modified duration of the securities portfolio was 4.2 years in second quarter compared to 3.6 years in prior quarter
•	Noninterest income was $3.9 million in second quarter, down from $5.4 million in first quarter
•	Decrease primarily relates to lower deferred compensation income driven by market conditions; changes in deferred compensation income are mirrored by changes in deferred compensation expense
•	Noninterest expense decreased to $13.8 million in second quarter from $14.2 million in first quarter
4

FHN PERFORMANCE HIGHLIGHTS (continued)

Second Quarter 2015 vs. First Quarter 2015 (continued)

Non-Strategic

•	Pre-tax income was $24.1 million in second quarter compared to pre-tax loss of $154.9 million in first quarter
•	Noninterest expense decreased to $9.2 million in second quarter from $171.6 million in first quarter
•	The decline was driven by $162.5 million of net loss accruals recognized in first quarter related to the settlement of potential claims related to FHN’s underwriting and origination of FHA-insured mortgage loans
•	Provision expense declined $15.2 million to a provision credit of $15.1 million
•	The lower provision was the result of decreased reserves because of sustained levels of low net charge offs, a continuation of positive delinquency trends, and continued stabilization of property values
•	Noninterest income was $4.4 million in second quarter, up from $2.5 million in first quarter
•	Second quarter includes a $2.7 million pre-tax gain on the sale of property
•	NII was $13.8 million in second quarter compared to $14.2 million in first quarter

Asset Quality

•	Allowance for loan losses declined to $221.4 million in second quarter from $228.3 million in first quarter; the allowance to loans ratio was 131 basis points in second quarter compared to 136 basis points in first quarter
•	The decline in the allowance was primarily driven by a $23.8 million reduction of consumer real estate reserves which was partially offset by an increase in the allowance associated with the regional bank’s commercial portfolio
•	Net charge-offs (“NCOs”) were $9.0 million in second quarter compared to $9.1 million in first quarter; annualized net charge-offs decreased to 21 basis points of average loans in second quarter from 23 basis points in prior quarter
•	Within the Regional Bank, net charge-offs were $10.3 million in the second quarter compared to $5.7 million in the first quarter
•	The increase was largely driven by one C&I credit and also higher net charge-offs within the credit card portfolio as FHN recognized charge-offs on a sub segment of the portfolio which had previously been reserved for
•	Nonperforming loans (“NPLs”) in the portfolio were $203.1 million in the second quarter compared to $200.2 million in the first quarter
•	Commercial NPLs increased $8.2 million from the first quarter due to a $7.1 million increase in the regional bank
•	Consumer NPLs decreased $5.3 million from the first quarter due to a $3.3 million decline in non-strategic consumer real estate
•	Nonperforming assets (“NPAs”), including loans held-for-sale, increased to $238.5 million in second quarter from $236.8 million in the prior quarter
•	The increase in NPAs largely corresponded to the increase in NPLs
•	Total 30+ delinquencies decreased to $71.4 million in second quarter compared to $78.0 million in prior quarter
•	Consumer delinquencies declined by $5.8 million and was primarily driven by improvement in permanent mortgage and consumer real estate
•	Troubled debt restructurings (“TDRs”) decreased to $391.4 million in second quarter from $395.8 million in prior quarter

Taxes

•	The effective tax rates (“ETR”) for second quarter and first quarter were 28.21 percent and 23.52 percent, respectively. Since pre-tax income is the most important component in determining the ETR, the comparison of the tax rate from period to period, by itself, will not provide meaningful information unless pre-tax income is fairly consistent. The rates reflect the favorable effect from permanent benefits.
•	Permanent benefits primarily consist of: proceeds from life insurance, tax-exempt income, utilization of capital loss carryover, and tax credit investments
•	The expected annual ETR declined during second quarter resulting in $3.4 million of tax expense to reduce the first quarter tax benefit (associated with FHN’s pre-tax loss) to the lower rate. This contributed to a higher ETR in second quarter compared to the prior quarter
•	Second quarter tax expense includes $2.8 million of discrete tax expenses that should not affect the remainder of 2015

Capital and Liquidity

•	Paid $0.06 per common share quarterly dividend ($14.0 million) on July 1, 2015
•	Paid aggregate preferred quarterly dividend of $1.6 million on July 10, 2015
•	No shares were repurchased in second quarter under the $100 million share repurchase program announced in January 2014 due to restrictions related to the pending acquisition of TrustAtlantic Financial Corporation
•	Cumulative shares repurchased since the program’s inception are $54.3 million with a volume weighted average price of $12.79 per share (before $.02 per share broker commission)
•	Capital ratios (regulatory capital ratios based on period-end balances under the Basel III risk-based capital rules as phased-in) (current quarter is an estimate)
•	Tangible common equity to tangible assets of 7.80 percent in second quarter compared to 7.57 percent in prior quarter
•	Common Equity Tier 1 of 10.41 percent in second quarter compared to 10.31 percent in prior quarter
•	Tier 1 of 11.98 percent in second quarter compared to 11.85 percent in prior quarter
•	Total Capital of 13.95 percent in second quarter compared to 14.08 percent in prior quarter
•	Leverage of 9.86 percent in second quarter compared to 9.59 percent in prior quarter
5

FHN CONSOLIDATED INCOME STATEMENT

Quarterly, Unaudited

						2Q15 Changes vs.
(Dollars in thousands, except per share data)	2Q15	1Q15	4Q14	3Q14	2Q14	1Q15	2Q14

Interest income	$187,030	$178,068	$179,448	$178,858	$177,359	5%	5%
Less: interest expense	20,390	21,202	20,398	19,317	20,591	(4)%	(1)%
Net interest income	166,640	156,866	159,050	159,541	156,768	6%	6%
Provision for loan losses	2,000	5,000	6,000	6,000	5,000	(60)%	(60)%
Net interest income after provision for loan losses	164,640	151,866	153,050	153,541	151,768	8%	8%
Noninterest income:
Fixed income	56,241	61,619	48,486	47,589	47,680	(9)%	18%
Deposit transactions and cash management	28,430	26,551	29,038	28,546	27,911	7%	2%
Brokerage, management fees and commissions	12,456	11,399	11,647	12,333	12,843	9%	(3)%
Mortgage banking (a)	376	1,584	1,808	41,559	8,861	(76)%	(96)%
Trust services and investment management	7,416	6,698	6,945	6,779	7,309	11%	1%
Bankcard income (b)	5,884	5,186	5,737	5,521	7,919	13%	(26)%
Bank-owned life insurance	3,391	3,462	3,503	3,547	3,312	(2)%	2%
Other service charges	3,043	2,848	2,830	3,064	3,143	7%	(3)%
Insurance commissions	654	596	616	593	611	10%	7%
Securities gains/(losses), net	8	276	-	(862)	(1,923)	(97)%	NM
Other (c)	12,402	9,470	8,988	9,146	9,235	31%	34%
Total noninterest income	130,301	129,689	119,598	157,815	126,901	*	3%
Adjusted gross income after provision for loan losses	294,941	281,555	272,648	311,356	278,669	5%	6%
Noninterest expense:
Employee compensation, incentives, and benefits	127,970	131,444	118,529	120,742	119,659	(3)%	7%
Repurchase and foreclosure provision (d)	-	-	-	(4,300)	-	NM	NM
Legal fees	4,509	3,551	5,633	4,276	1,533	27%	NM
Professional fees	5,218	3,706	6,919	6,187	4,618	41%	13%
Occupancy	11,764	12,218	12,077	12,405	11,944	(4)%	(2)%
Computer software	11,340	10,942	10,574	10,614	11,087	4%	2%
Contract employment and outsourcing	3,337	4,584	4,578	5,199	5,318	(27)%	(37)%
Operations services	10,033	9,337	8,417	9,044	8,804	7%	14%
Equipment rentals, depreciation, and maintenance	7,983	7,220	7,523	7,150	7,442	11%	7%
FDIC premium expense (e)	4,952	3,448	2,881	3,456	1,136	44%	NM
Advertising and public relations	4,349	4,733	4,077	4,386	4,312	(8)%	1%
Communications and courier	3,801	3,876	4,274	3,628	3,948	(2)%	(4)%
Foreclosed real estate	1,329	(131)	492	788	439	NM	NM
Amortization of intangible assets	1,298	1,298	1,225	982	981	*	32%
Other (c)	20,511	179,995	20,110	59,459	(18,059)	(89)%	NM
Total noninterest expense	218,394	376,221	207,309	244,016	163,162	(42)%	34%
Income/(loss) before income taxes	76,547	(94,666)	65,339	67,340	115,507	NM	(34)%
Provision/(benefit) for income taxes	21,590	(22,261)	13,699	16,842	33,578	NM	(36)%
Net income/(loss)	54,957	(72,405)	51,640	50,498	81,929	NM	(33)%
Net income attributable to noncontrolling interest	2,851	2,758	2,980	2,875	2,859	3%	*
Net income/(loss) attributable to controlling interest	52,106	(75,163)	48,660	47,623	79,070	NM	(34)%
Preferred stock dividends	1,550	1,550	1,550	1,550	1,550	*	*
Net income/(loss) available to common shareholders	$50,556	$(76,713)	$47,110	$46,073	$77,520	NM	(35)%
Common Stock Data
EPS	$0.22	$(0.33)	$0.20	$0.20	$0.33	NM	(33)%
Basic Shares (thousands) (f)	232,800	232,816	233,693	235,329	235,797	*	(1)%
Diluted EPS	$0.22	$(0.33)	$0.20	$0.19	$0.33	NM	(33)%
Diluted shares (thousands)	234,669	232,816	235,448	236,862	237,250	1%	(1)%
Key Ratios & Other
Return on average assets (annualized) (g)	0.87%	(1.15)%	0.83%	0.84%	1.39%
Return on average common equity (annualized) (g)	9.56%	(14.04)%	8.27%	8.16%	14.35%
Return on average tangible common equity (annualized) (g) (h)	10.41%	(15.24)%	8.92%	8.79%	15.51%
Fee income to total revenue (g)	43.88%	45.21%	42.92%	49.86%	45.11%
Efficiency ratio (g)	73.55%	NM	74.40%	76.68%	57.13%
Full time equivalent employees	4,212	4,226	4,250	4,193	4,216

Certain previously reported amounts have been reclassified to agree with current presentation.

NM - Not meaningful

* Amount is less than one percent.
(a)	3Q14 includes a $39.7 million gain on the sales of mortgage loans HFS; 2Q14 includes an $8.2 million positive fair value adjustment to the held-for-sale portfolio.
(b)	2Q14 includes $2.8 million of Visa volume incentives.
(c)	Refer to the Other Income and Other Expense table on page 7 for additional information.
(d)	3Q14 expense reversal associated with the settlement of certain repurchase claims.
(e)	2Q14 includes the effect of $3.3 million of FDIC premium refunds.
(f)	In periods prior to 2Q15, decreases primarily relate to shares purchased under share repurchase programs.
(g)	See Glossary of Terms for definitions of Key Ratios.
(h)	Refer to the Non-GAAP to GAAP reconciliation on page 22 of this financial supplement.
6

FHN OTHER INCOME AND OTHER EXPENSE
Quarterly, Unaudited

						2Q15 Changes vs.
(Thousands)	2Q15	1Q15	4Q14	3Q14	2Q14	1Q15	2Q14

Other Income
ATM and interchange fees	$3,025	$2,761	$2,961	$2,739	$2,746	10%	10%
Electronic banking fees	1,459	1,428	1,561	1,560	1,535	2%	(5)%
Letter of credit fees	1,532	1,123	1,111	917	1,173	36%	31%
Deferred compensation (a)	(35)	1,033	242	(41)	1,184	NM	NM
Gain /(loss) on extinguishment of debt	–	–	184	–	–	NM	NM
Other (b)	6,421	3,125	2,929	3,971	2,597	NM	NM
Total	$12,402	$9,470	$8,988	$9,146	$9,235	31%	34%

Other Expense
Litigation and regulatory matters (c)	$–	$162,500	$–	$35,390	$(38,200)	NM	NM
Other insurance and taxes	3,455	3,329	2,722	3,909	3,209	4%	8%
Tax credit investments	549	395	589	311	862	39%	(36)%
Travel and entertainment	2,632	1,614	2,462	2,164	2,645	63%	*
Employee training and dues	1,449	1,132	1,258	1,194	1,200	28%	21%
Customer relations	1,505	1,314	1,397	1,406	1,680	15%	(10)%
Miscellaneous loan costs	734	361	540	597	839	NM	(13)%
Supplies	880	927	1,046	779	804	(5)%	9%
Other (d)	9,307	8,423	10,096	13,709	8,902	10%	5%
Total	$20,511	$179,995	$20,110	$59,459	$(18,059)	(89)%	NM

NM - Not meaningful

*	Amount is less than one percent
(a)	Amounts driven by market conditions and are mirrored by changes in deferred compensation expense which is included in employee compensation expense.
(b)	2Q15 includes a $2.7 million pre-tax gain on sale of property.
(c)	1Q15 loss accruals relate to the settlement of potential claims related to FHN’s underwriting and origination of FHA-insured mortgage loans; 3Q14 includes $50.0 million of loss accruals related to legal matters, partially offset by $15.0 million of expense reversals associated with agreements with insurance companies for the recovery of expenses FHN incurred related to litigation losses in previous periods; 2Q14 includes $38.6 million expense recovery related to the Sentinel litigation matter which was settled in 2011.
(d)	3Q14 includes $3.2 million of negative valuation adjustments associated with derivatives related to prior sales of Visa Class B shares.
7

FHN CONSOLIDATED PERIOD-END BALANCE SHEET

Quarterly, Unaudited

						2Q15 Changes vs.
(Thousands)	2Q15	1Q15	4Q14	3Q14	2Q14	1Q15	2Q14

Assets:
Investment securities	$3,653,166	$3,676,630	$3,560,905	$3,538,957	$3,580,821	(1)%	2%
Loans held-for-sale (a)	127,196	133,958	141,285	151,915	358,945	(5)%	(65)%
Loans, net of unearned income	16,936,772	16,732,123	16,230,166	15,812,017	15,795,709	1%	7%
Federal funds sold	77,039	43,052	63,080	55,242	51,537	79%	49%
Securities purchased under agreements to resell	816,991	831,541	659,154	561,802	624,477	(2)%	31%
Interest-bearing cash (b)	344,944	438,633	1,621,967	275,485	255,920	(21)%	35%
Trading securities	1,133,490	1,532,463	1,194,391	1,338,022	1,150,280	(26)%	(1)%
Total earning assets	23,089,598	23,388,400	23,470,948	21,733,440	21,817,689	(1)%	6%
Cash and due from banks	274,256	282,800	349,171	292,687	417,108	(3)%	(34)%
Fixed income receivables (c)	91,069	190,662	42,488	197,507	174,224	(52)%	(48)%
Goodwill (d)	145,932	145,932	145,932	141,943	141,943	*	3%
Other intangible assets, net (d)	26,922	28,220	29,518	19,044	20,025	(5)%	34%
Premises and equipment, net (d) (e)	269,507	301,069	302,996	295,833	300,533	(10)%	(10)%
Real estate acquired by foreclosure	40,268	39,776	39,922	47,996	57,552	1%	(30)%
Allowance for loan losses	(221,351)	(228,328)	(232,448)	(238,641)	(243,628)	(3)%	(9)%
Derivative assets	115,230	148,153	134,088	137,742	162,067	(22)%	(29)%
Other assets	1,408,336	1,419,204	1,385,572	1,355,046	1,370,832	(1)%	3%
Total assets	$25,239,767	$25,715,888	$25,668,187	$23,982,597	$24,218,345	(2)%	4%

Liabilities and Equity:
Deposits:
Savings	$7,462,642	$7,428,000	$7,455,354	$6,371,156	$6,317,197	*	18%
Other interest-bearing deposits	4,675,742	4,939,240	4,140,991	3,955,152	4,014,071	(5)%	16%
Time deposits	769,132	792,914	831,666	767,699	808,822	(3)%	(5)%
Total interest-bearing core deposits	12,907,516	13,160,154	12,428,011	11,094,007	11,140,090	(2)%	16%
Noninterest-bearing deposits	5,366,936	5,060,897	5,195,656	4,603,826	4,513,800	6%	19%
Total core deposits (f)	18,274,452	18,221,051	17,623,667	15,697,833	15,653,890	*	17%
Certificates of deposit $100,000 and more	400,021	417,503	445,272	446,938	503,597	(4)%	(21)%
Total deposits	18,674,473	18,638,554	18,068,939	16,144,771	16,157,487	*	16%
Federal funds purchased	556,862	703,352	1,037,052	928,159	947,946	(21)%	(41)%
Securities sold under agreements to repurchase	311,760	309,297	562,214	479,384	475,530	1%	(34)%
Trading liabilities	732,564	813,141	594,314	532,234	706,119	(10)%	4%
Other short-term borrowings (g)	150,350	158,745	157,218	790,080	1,073,250	(5)%	(86)%
Term borrowings (h)	1,557,647	1,573,215	1,880,105	1,491,138	1,501,209	(1)%	4%
Fixed income payables (c)	54,301	91,176	18,157	329,960	95,299	(40)%	(43)%
Derivative liabilities	109,815	133,273	119,239	123,442	138,336	(18)%	(21)%
Other liabilities	574,090	795,878	649,359	551,615	507,894	(28)%	13%
Total liabilities	22,721,862	23,216,631	23,086,597	21,370,783	21,603,070	(2)%	5%
Equity:
Common stock (i)	146,263	145,937	146,387	147,030	148,217	*	(1)%
Capital surplus (i)	1,371,712	1,370,711	1,380,809	1,390,081	1,416,012	*	(3)%
Undivided profits	797,123	760,713	851,585	816,483	782,102	5%	2%
Accumulated other comprehensive loss, net	(188,248)	(169,159)	(188,246)	(132,835)	(122,111)	11%	54%
Preferred stock	95,624	95,624	95,624	95,624	95,624	*	*
Noncontrolling interest (j)	295,431	295,431	295,431	295,431	295,431	*	*
Total equity	2,517,905	2,499,257	2,581,590	2,611,814	2,615,275	1%	(4)%
Total liabilities and equity	$25,239,767	$25,715,888	$25,668,187	$23,982,597	$24,218,345	(2)%	4%
* Amount is less than one percent.
(a)	3Q14 decrease related to the sale of mortgage loans HFS.
(b)	Includes excess balances held at Fed. 4Q14 increase driven by inflow of customer deposits and proceeds from the issuance of senior notes.
(c)	Period-end balances fluctuate based on the level of pending unsettled trades.
(d)	4Q14 increase related to the acquisition of bank branches.
(e)	2Q15 decrease related to sale of property.
(f)	2Q15 average core deposits were $18.1 billion.
(g)	3Q14 and 2Q14 include increased FHLB borrowings as a result of loan growth and deposit fluctuations.
(h)	In 1Q15 $304 million of FTBNA subordinated notes matured. In 4Q14 FTBNA issued $400 million of senior bank notes.
(i)	In periods prior to 2Q15, decreases primarily relate to shares purchased under share repurchase programs.
(j)	Consists of preferred stock of subsidiaries.
8

FHN CONSOLIDATED AVERAGE BALANCE SHEET

Quarterly, Unaudited

						2Q15 Changes vs.
(Thousands)	2Q15	1Q15	4Q14	3Q14	2Q14	1Q15	2Q14

Assets:
Earning assets:
Loans, net of unearned income:
Commercial, financial, and industrial (C&I)	$9,675,107	$8,965,657	$8,584,065	$8,395,553	$7,994,788	8%	21%
Commercial real estate	1,371,207	1,290,246	1,287,816	1,260,715	1,203,631	6%	14%
Consumer real estate	4,893,285	4,988,532	5,087,104	5,173,088	5,230,107	(2)%	(6)%
Permanent mortgage	500,093	526,616	552,065	581,876	607,296	(5)%	(18)%
Credit card and other	350,247	351,503	357,321	352,133	345,748	*	1%
Total loans, net of unearned income (a)	16,789,939	16,122,554	15,868,371	15,763,365	15,381,570	4%	9%
Loans held-for-sale (b)	129,519	138,373	144,061	318,743	355,822	(6)%	(64)%
Investment securities:
U.S. treasuries	100	100	100	26,764	39,995	*	NM
U.S. government agencies	3,505,033	3,391,297	3,363,053	3,345,739	3,330,598	3%	5%
States and municipalities	14,074	14,410	14,493	17,458	19,430	(2)%	(28)%
Other	181,749	181,858	181,806	184,934	189,449	*	(4)%
Total investment securities	3,700,956	3,587,665	3,559,452	3,574,895	3,579,472	3%	3%
Trading securities	1,363,165	1,371,514	1,182,762	1,060,123	1,118,425	(1)%	22%
Other earning assets:
Federal funds sold	31,765	23,710	26,543	37,274	29,490	34%	8%
Securities purchased under agreements to resell	760,338	777,989	672,764	644,022	664,194	(2)%	14%
Interest-bearing cash (c)	465,596	1,451,826	1,011,983	288,192	363,674	(68)%	28%
Total other earning assets	1,257,699	2,253,525	1,711,290	969,488	1,057,358	(44)%	19%
Total earning assets	23,241,278	23,473,631	22,465,936	21,686,614	21,492,647	(1)%	8%
Allowance for loan losses	(227,765)	(232,655)	(238,850)	(240,433)	(246,779)	(2)%	(8)%
Cash and due from banks	315,730	342,512	341,338	321,427	308,890	(8)%	2%
Fixed income receivables	51,913	48,937	63,384	55,937	46,864	6%	11%
Premises and equipment, net	292,874	301,989	301,512	297,636	299,899	(3)%	(2)%
Derivative assets	138,935	139,086	141,146	154,988	165,684	*	(16)%
Other assets	1,601,083	1,571,104	1,538,791	1,526,165	1,580,093	2%	1%
Total assets	$25,414,048	$25,644,604	$24,613,257	$23,802,334	$23,647,298	(1)%	7%

Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Savings	$7,437,016	$7,377,045	$6,929,750	$6,327,556	$6,427,265	1%	16%
Other interest-bearing deposits	4,741,920	4,483,907	3,895,022	3,697,854	3,779,293	6%	25%
Time deposits	780,355	812,749	830,412	785,154	859,551	(4)%	(9)%
Total interest-bearing core deposits	12,959,291	12,673,701	11,655,184	10,810,564	11,066,109	2%	17%
Certificates of deposit $100,000 and more	405,696	423,480	451,669	464,792	512,527	(4)%	(21)%
Federal funds purchased	649,464	1,079,531	1,137,909	1,028,852	1,080,347	(40)%	(40)%
Securities sold under agreements to repurchase	339,874	474,448	471,712	406,219	458,608	(28)%	(26)%
Trading liabilities	713,133	728,553	634,375	621,880	671,930	(2)%	6%
Other short-term borrowings (d)	227,650	165,408	302,353	1,093,014	540,389	38%	(58)%
Term borrowings (e)	1,570,953	1,621,983	1,664,924	1,499,959	1,505,860	(3)%	4%
Total interest-bearing liabilities	16,866,061	17,167,104	16,318,126	15,925,280	15,835,770	(2)%	7%
Noninterest-bearing deposits	5,189,939	5,098,361	4,974,748	4,602,292	4,547,838	2%	14%
Fixed income payables	27,608	34,800	40,273	36,762	34,293	(21)%	(19)%
Derivative liabilities	123,397	124,305	124,530	130,997	138,282	(1)%	(11)%
Other liabilities	695,114	612,513	503,851	475,162	533,053	13%	30%
Total liabilities	22,902,119	23,037,083	21,961,528	21,170,493	21,089,236	(1)%	9%
Equity:
Common stock (f)	146,146	146,225	146,789	147,820	148,085	*	(1)%
Capital surplus (f)	1,370,653	1,377,178	1,387,116	1,408,682	1,416,811	*	(3)%
Undivided profits	775,881	868,605	846,656	810,164	733,095	(11)%	6%
Accumulated other comprehensive loss, net	(171,806)	(175,542)	(119,887)	(125,880)	(130,984)	(2)%	31%
Preferred stock	95,624	95,624	95,624	95,624	95,624	*	*
Noncontrolling interest (g)	295,431	295,431	295,431	295,431	295,431	*	*
Total equity	2,511,929	2,607,521	2,651,729	2,631,841	2,558,062	(4)%	(2)%
Total liabilities and equity	$25,414,048	$25,644,604	$24,613,257	$23,802,334	$23,647,298	(1)%	7%
NM - Not meaningful
* Amount is less than one percent.
(a)	Includes loans on nonaccrual status.
(b)	4Q14 decrease related to the sale of mortgage loans HFS in third quarter.
(c)	Includes excess balances held at Fed. 1Q15 and 4Q14 increase driven by inflow of customer deposits and proceeds from the issuance of senior notes in fourth quarter.
(d)	3Q14 and 2Q14 include increased FHLB borrowings as a result of loan growth and deposit fluctuations.
(e)	In 1Q15 $304 million of FTBNA subordinated notes matured. In 4Q14 FTBNA issued $400 million of senior bank notes.
(f)	Decreases primarily relate to shares purchased under share repurchase programs.
(g)	Consists of preferred stock of subsidiaries.
9

FHN CONSOLIDATED NET INTEREST INCOME (a)

Quarterly, Unaudited

						2Q15 Changes vs.
(Thousands)	2Q15	1Q15	4Q14	3Q14	2Q14	1Q15	2Q14

Interest Income:
Loans, net of unearned income (b)	$155,565	$146,192	$148,078	$146,931	$144,975	6%	7%
Loans held-for-sale	1,350	1,491	1,483	3,263	3,209	(9)%	(58)%
Investment securities:
U.S. treasuries	-	-	-	5	7	NM	NM
U.S. government agencies	21,432	20,955	21,317	21,376	21,530	2%	*
States and municipalities	97	125	159	109	97	(22)%	*
Other	1,853	1,876	1,875	1,866	2,103	(1)%	(12)%
Total investment securities	23,382	22,956	23,351	23,356	23,737	2%	(1)%
Trading securities	9,289	9,281	8,701	7,944	7,839	*	18%
Other earning assets:
Federal funds sold	79	57	69	92	73	39%	8%
Securities purchased under agreements to resell (c)	(254)	(252)	(217)	(363)	(218)	(1)%	(17)%
Interest-bearing cash	267	874	611	134	182	(69)%	47%
Total other earning assets	92	679	463	(137)	37	(86)%	NM
Interest income	$189,678	$180,599	$182,076	$181,357	$179,797	5%	5%

Interest Expense:
Interest-bearing deposits:
Savings	$2,970	$3,307	$3,087	$2,600	$2,792	(10)%	6%
Other interest-bearing deposits	1,104	957	760	754	746	15%	48%
Time deposits	1,324	1,432	1,742	1,786	2,486	(8)%	(47)%
Total interest-bearing core deposits	5,398	5,696	5,589	5,140	6,024	(5)%	(10)%
Certificates of deposit $100,000 and more	830	882	513	685	869	(6)%	(4)%
Federal funds purchased	408	673	729	654	683	(39)%	(40)%
Securities sold under agreements to repurchase	42	95	83	63	109	(56)%	(61)%
Trading liabilities	3,770	3,914	3,950	3,782	4,087	(4)%	(8)%
Other short-term borrowings	276	278	388	548	403	(1)%	(32)%
Term borrowings (d)	9,666	9,664	9,146	8,445	8,416	*	15%
Interest expense	20,390	21,202	20,398	19,317	20,591	(4)%	(1)%
Net interest income - tax equivalent basis	169,288	159,397	161,678	162,040	159,206	6%	6%
Fully taxable equivalent adjustment	(2,648)	(2,531)	(2,628)	(2,499)	(2,438)	(5)%	(9)%
Net interest income	$166,640	$156,866	$159,050	$159,541	$156,768	6%	6%
NM - Not meaningful
* Amount is less than one percent.
(a)	Net interest income adjusted to a fully taxable equivalent (“FTE”) basis assuming a statutory federal income tax of 35 percent and, where applicable, state income taxes.
(b)	Includes interest on loans in nonaccrual status.
(c)	Driven by negative market rates on reverse repurchase agreements.
(d)	4Q14 increase related to the issuance of $400 million of senior notes.
10

FHN CONSOLIDATED AVERAGE BALANCE SHEET: YIELDS AND RATES

Quarterly, Unaudited

	2Q15	1Q15	4Q14	3Q14	2Q14

Assets:
Earning assets (a):
Loans, net of unearned income (b):
Commercial loans	3.60%	3.50%	3.55%	3.51%	3.59%
Retail loans	3.94	3.96	3.97	4.01	4.06
Total loans, net of unearned income (c)	3.71	3.67	3.71	3.70	3.78
Loans held-for-sale	4.17	4.31	4.12	4.09	3.61
Investment securities:
U.S. treasuries	NM	NM	NM	0.07	0.07
U.S. government agencies	2.45	2.47	2.54	2.56	2.59
States and municipalities	2.77	3.46	4.38	2.50	1.99
Other	4.08	4.13	4.13	4.04	4.44
Total investment securities	2.53	2.56	2.62	2.61	2.65
Trading securities	2.73	2.71	2.94	3.00	2.80
Other earning assets:
Federal funds sold	1.00	0.97	1.02	0.98	1.00
Securities purchased under agreements to resell (d)	(0.13)	(0.13)	(0.13)	(0.22)	(0.13)
Interest-bearing cash	0.23	0.24	0.24	0.19	0.20
Total other earning assets	0.03	0.12	0.11	(0.06)	0.01
Interest income/total earning assets	3.27%	3.11%	3.22%	3.33%	3.35%

Liabilities:
Interest-bearing liabilities:
Interest-bearing deposits:
Savings	0.16%	0.18%	0.18%	0.16%	0.17%
Other interest-bearing deposits	0.09	0.09	0.08	0.08	0.08
Time deposits	0.68	0.71	0.83	0.90	1.16
Total interest-bearing core deposits	0.17	0.18	0.19	0.19	0.22
Certificates of deposit $100,000 and more	0.82	0.84	0.45	0.59	0.68
Federal funds purchased	0.25	0.25	0.25	0.25	0.25
Securities sold under agreements to repurchase	0.05	0.08	0.07	0.06	0.10
Trading liabilities	2.12	2.18	2.47	2.41	2.44
Other short-term borrowings	0.49	0.68	0.51	0.20	0.30
Term borrowings (e)	2.47	2.39	2.20	2.25	2.24
Interest expense/total interest-bearing liabilities	0.48	0.50	0.50	0.48	0.52
Net interest spread	2.79%	2.61%	2.72%	2.85%	2.83%
Effect of interest-free sources used to fund earning assets	0.13	0.13	0.14	0.12	0.14
Net interest margin	2.92%	2.74%	2.86%	2.97%	2.97%
Yields are adjusted to a FTE basis assuming a statutory federal income tax rate of 35 percent and, where applicable, state income taxes.
NM - Not meaningful
(a)	Earning assets yields are expressed net of unearned income.
(b)	Includes loan fees and cash basis interest income.
(c)	Includes loans on nonaccrual status.
(d)	Driven by negative market rates on reverse repurchase agreements.
(e)	Rates are expressed net of unamortized debenture cost for term borrowings.
11

FHN CAPITAL HIGHLIGHTS

Quarterly, Unaudited

						2Q15 Changes vs.
(Dollars and shares in thousands)	2Q15	1Q15	4Q14	3Q14	2Q14	1Q15	2Q14

Common equity tier 1 capital (a) (c)	$2,172,769	$2,133,554	N/A	N/A	N/A	2%	NM
Tier 1 capital (a) (b) (c)	2,500,697	$2,452,242	$2,813,503	$2,783,147	$2,751,933	2%	(9)%
Total capital (a) (d)	$2,912,794	$2,912,595	$3,148,336	$3,121,359	$3,092,212	*	(6)%

Risk-weighted assets (“RWA”) (a)	$20,875,200	$20,692,930	$19,452,656	$19,238,109	$19,400,096	1%	8%
Average assets for leverage (a) (c)	$25,350,017	$25,570,905	$24,625,820	$23,748,667	$23,579,425	(1)%	8%

Common equity tier 1 ratio (a) (c)	10.41%	10.31%	N/A	N/A	N/A
Tier 1 ratio (a) (c)	11.98%	11.85%	14.46%	14.47%	14.19%
Total capital ratio (a)	13.95%	14.08%	16.18%	16.22%	15.94%
Leverage ratio (a) (c)	9.86%	9.59%	11.43%	11.72%	11.67%

Tier 1 common to risk-weighted assets (c) (e)	N/A	N/A	11.43%	11.40%	11.14%
Total equity to total assets	9.98%	9.72%	10.06%	10.89%	10.80%
Tangible common equity/tangible assets (“TCE/TA”) (e)	7.80%	7.57%	7.90%	8.65%	8.57%
Period-end shares outstanding (f)	234,021	233,499	234,220	235,249	237,147	*	(1)%
Cash dividends declared per common share	$0.06	$0.06	$0.05	$0.05	$0.05	*	20%
Book value per common share	$9.09	$9.03	$9.35	$9.44	$9.38
Tangible book value per common share (e)	$8.35	$8.28	$8.60	$8.76	$8.70
Market capitalization (millions)	$3,667.1	$3,336.7	$3,180.7	$2,888.9	$2,812.6

Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not Meaningful
* Amount is less than one percent.
(a)	Current quarter is an estimate. 2Q15 and 1Q15 reflect revisions to regulatory capital definitions under the Basel III risk-based capital rules as phased-in.
(b)	2Q15 and 1Q15 include $50 million of Tier 1 qualifying trust preferred securities. All periods in 2014 include $200 million of Tier 1 qualifying trust preferred securities.
(c)	See Glossary of Terms for definition of ratio.
(d)	2Q15 and 1Q15 include $150 million of Tier 2 qualifying trust preferred which are excluded from Tier 1 under Basel III.
(e)	Refer to the Non-GAAP to GAAP reconciliation on page 22 of this financial supplement.
(f)	In periods prior to 2Q15, decreases primarily relate to shares purchased under share repurchase programs.
12

FHN BUSINESS SEGMENT HIGHLIGHTS

Quarterly, Unaudited

						2Q15 Changes vs.
(Thousands)	2Q15	1Q15	4Q14	3Q14	2Q14	1Q15	2Q14

Regional Banking
Net interest income	$165,908	$154,409	$157,557	$153,868	$148,675	7%	12%
Noninterest income	65,989	60,204	64,331	64,155	66,227	10%	*
Total revenues	231,897	214,613	221,888	218,023	214,902	8%	8%
Provision for loan losses	17,078	4,915	5,568	2,204	8,425	NM	NM
Noninterest expense	144,203	135,780	137,546	135,903	132,996	6%	8%
Income before income taxes	70,616	73,918	78,774	79,916	73,481	(4)%	(4)%
Provision for income taxes	24,996	26,381	28,057	28,561	26,070	(5)%	(4)%
Net income	$45,620	$47,537	$50,717	$51,355	$47,411	(4)%	(4)%

Fixed Income
Net interest income	$4,297	$4,323	$3,675	$2,950	$2,587	(1)%	66%
Noninterest income	56,001	61,565	48,506	49,896	47,564	(9)%	18%
Total revenues	60,298	65,888	52,181	52,846	50,151	(8)%	20%
Noninterest expense (a)	51,214	54,683	46,218	47,915	116	(6)%	NM
Income before income taxes	9,084	11,205	5,963	4,931	50,035	(19)%	(82)%
Provision for income taxes	3,171	4,167	2,059	1,696	19,143	(24)%	(83)%
Net income	$5,913	$7,038	$3,904	$3,235	$30,892	(16)%	(81)%

Corporate
Net interest income/(expense)	$(17,376)	$(16,084)	$(18,038)	$(14,246)	$(11,968)	(8)%	(45)%
Noninterest income	3,901	5,385	4,400	4,139	5,215	(28)%	(25)%
Total revenues	(13,475)	(10,699)	(13,638)	(10,107)	(6,753)	(26)%	NM
Noninterest expense	13,770	14,169	14,017	16,511	13,532	(3)%	2%
Loss before income taxes	(27,245)	(24,868)	(27,655)	(26,618)	(20,285)	(10)%	(34)%
Benefit for income taxes	(15,882)	(11,640)	(19,601)	(16,928)	(16,369)	(36)%	3%
Net loss	$(11,363)	$(13,228)	$(8,054)	$(9,690)	$(3,916)	14%	NM

Non-Strategic
Net interest income	$13,811	$14,218	$15,856	$16,969	$17,474	(3)%	(21)%
Noninterest income (b)	4,410	2,535	2,361	39,625	7,895	74%	(44)%
Total revenues	18,221	16,753	18,217	56,594	25,369	9%	(28)%
Provision/(provision credit) for loan losses	(15,078)	85	432	3,796	(3,425)	NM	NM
Noninterest expense (c)	9,207	171,589	9,528	43,687	16,518	(95)%	(44)%
Income/(loss) before income taxes	24,092	(154,921)	8,257	9,111	12,276	NM	96%
Provision/(benefit) for income taxes	9,305	(41,169)	3,184	3,513	4,734	NM	97%
Net income/(loss)	$14,787	$(113,752)	$5,073	$5,598	$7,542	NM	96%

Total Consolidated
Net interest income	$166,640	$156,866	$159,050	$159,541	$156,768	6%	6%
Noninterest income	130,301	129,689	119,598	157,815	126,901	*	3%
Total revenues	296,941	286,555	278,648	317,356	283,669	4%	5%
Provision for loan losses	2,000	5,000	6,000	6,000	5,000	(60)%	(60)%
Noninterest expense	218,394	376,221	207,309	244,016	163,162	(42)%	34%
Income/(loss) before income taxes	76,547	(94,666)	65,339	67,340	115,507	NM	(34)%
Provision/(benefit) for income taxes	21,590	(22,261)	13,699	16,842	33,578	NM	(36)%
Net income/(loss)	$54,957	$(72,405)	$51,640	$50,498	$81,929	NM	(33)%
NM - Not meaningful
* Amount is less than one percent.
(a)	2Q14 includes $47.1 million related to agreements with insurance companies for the recovery of expenses FHN incurred in connection with the Sentinel litigation matter which was settled in 2011.
(b)	3Q14 includes $39.7 million of gains on the sales of HFS mortgage loans.
(c)	1Q15 includes $162.5 million of loss accruals related to the settlement of potential claims related to FHN’s underwriting and origination of FHA-insured mortgage loans; 3Q14 includes $50.0 million of loss accruals related to legal matters, partially offset by $15.0 million of expense reversals related to agreements with insurance companies for the recovery of expenses FHN incurred related to litigation losses in previous periods.
13

FHN REGIONAL BANKING

Quarterly, Unaudited

						2Q15 Changes vs.
	2Q15	1Q15	4Q14	3Q14	2Q14	1Q15	2Q14

Income Statement (thousands)
Net interest income	$165,908	$154,409	$157,557	$153,868	$148,675	7%	12%
Provision for loan losses	17,078	4,915	5,568	2,204	8,425	NM	NM
Noninterest income:
NSF / Overdraft fees (a)	10,664	9,144	11,619	11,425	10,636	17%	*
Cash management fees	8,884	8,878	8,719	8,522	8,537	*	4%
Debit card income	3,327	3,064	3,117	2,945	2,934	9%	13%
Other	4,538	4,537	4,655	4,705	4,850	*	(6)%
Total deposit transactions and cash management	27,413	25,623	28,110	27,597	26,957	7%	2%
Brokerage, management fees and commissions	12,456	11,399	11,647	12,333	12,844	9%	(3)%
Trust services and investment management	7,432	6,713	6,960	6,794	7,325	11%	1%
Bankcard income (b)	5,562	4,915	5,469	5,224	7,648	13%	(27)%
Other service charges	2,637	2,422	2,395	2,630	2,628	9%	*
Miscellaneous revenue	10,489	9,132	9,750	9,577	8,825	15%	19%
Total noninterest income	65,989	60,204	64,331	64,155	66,227	10%	*
Noninterest expense:
Employee compensation, incentives, and benefits	49,692	48,272	46,175	46,259	46,055	3%	8%
Other	94,511	87,508	91,371	89,644	86,941	8%	9%
Total noninterest expense	144,203	135,780	137,546	135,903	132,996	6%	8%
Income before income taxes	$70,616	$73,918	$78,774	$79,916	$73,481	(4)%	(4)%
PPNR (c)	87,694	78,833	84,342	82,120	81,906	11%	7%
Efficiency ratio (d)	62.18%	63.27%	61.99%	62.33%	61.89%

Balance Sheet (millions)
Average loans	$14,326	$13,513	$13,129	$12,886	$12,372	6%	16%
Average other earning assets	55	48	52	63	57	15%	(4)%
Total average earning assets	14,381	13,561	13,181	12,949	12,429	6%	16%
Average core deposits	16,752	16,263	15,335	14,639	14,808	3%	13%
Average other deposits	406	423	452	464	513	(4)%	(21)%
Total average deposits	17,158	16,686	15,787	15,103	15,321	3%	12%
Total period-end deposits	17,226	17,240	16,373	15,119	15,418	*	12%
Total period-end assets	15,264	14,894	14,350	13,695	13,700	2%	11%
Net interest margin (e)	4.69%	4.68%	4.78%	4.74%	4.82%
Net interest spread	3.35	3.37	3.36	3.41	3.46
Loan yield	3.48	3.51	3.50	3.56	3.63
Deposit average yield	0.13	0.14	0.14	0.15	0.17

Key Statistics
Financial center locations (f)	175	178	178	172	172	(2)%	2%
NM - Not meaningful
* Amount is less than one percent.
(a)	1Q15 levels primarily attributable to seasonality in NSF fees.
(b)	2Q14 includes $2.8 million of Visa volume incentives.
(c)	Pre-provision net revenue is not a GAAP number but is used in regulatory stress test reporting. The presentation of PPNR in this Financial Supplement follows the regulatory definition.
(d)	Noninterest expense divided by total revenue.
(e)	Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 35 percent and, where applicable, state income taxes.
(f)	4Q14 increase related to the acquisition of bank branches.
14

FHN FIXED INCOME

Quarterly, Unaudited

						2Q15 Changes vs.
	2Q15	1Q15	4Q14	3Q14	2Q14	1Q15	2Q14

Income Statement (thousands)
Net interest income	$4,297	$4,323	$3,675	$2,950	$2,587	(1)%	66%
Noninterest income:
Fixed income product revenue	46,685	53,510	39,030	41,216	40,457	(13)%	15%
Other	9,316	8,055	9,476	8,680	7,107	16%	31%
Total noninterest income	56,001	61,565	48,506	49,896	47,564	(9)%	18%
Noninterest expense (a)	51,214	54,683	46,218	47,915	116	(6)%	NM
Income before income taxes	$9,084	$11,205	$5,963	$4,931	$50,035	(19)%	(82)%

Efficiency ratio (b)	84.93%	82.99%	88.57%	90.67%	NM
Fixed income product average daily revenue	$729	$877	$630	$644	$642	(17)%	14%

Balance Sheet (millions)
Average trading inventory	$1,358	$1,366	$1,177	$1,054	$1,112	(1)%	22%
Average other earning assets	761	781	677	648	668	(3)%	14%
Total average earning assets	2,119	2,147	1,854	1,702	1,780	(1)%	19%
Total period-end assets	2,273	2,808	2,138	2,338	2,197	(19)%	3%
Net interest margin (c)	0.87%	0.83%	0.85%	0.75%	0.61%
NM - Not meaningful
(a)	2Q14 includes $47.1 million related to agreements with insurance companies for the recovery of expenses FHN incurred in connection with the Sentinel litigation matter which was settled in 2011.
(b)	Noninterest expense divided by total revenue.
(c)	Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 35 percent and, where applicable, state income taxes.

FHN CORPORATE

Quarterly, Unaudited

						2Q15 Changes vs.
	2Q15	1Q15	4Q14	3Q14	2Q14	1Q15	2Q14

Income Statement (thousands)
Net interest income/(expense)	$(17,376)	$(16,084)	$(18,038)	$(14,246)	$(11,968)	(8)%	(45)%
Noninterest income excluding securities gains/(losses)	3,893	5,109	4,400	4,005	5,139	(24)%	(24)%
Securities gains/(losses), net	8	276	-	134	76	(97)%	(89)%
Noninterest expense	13,770	14,169	14,017	16,511	13,532	(3)%	2%
Loss before income taxes	$(27,245)	$(24,868)	$(27,655)	$(26,618)	$(20,285)	(10)%	(34)%

Average Balance Sheet (millions)
Average loans	$128	$138	$148	$153	$159	(7)%	(19)%
Total earning assets	$4,282	$5,162	$4,703	$3,999	$4,082	(17)%	5%
Net interest margin (a)	(1.63)%	(1.28)%	(1.40)%	(1.25)%	(1.04)%
(a)	Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 35 percent and, where applicable, state income taxes.
15

FHN NON-STRATEGIC

Quarterly, Unaudited

						2Q15 Changes vs.
	2Q15	1Q15	4Q14	3Q14	2Q14	1Q15	2Q14

Income Statement (thousands)
Net interest income	$13,811	$14,218	$15,856	$16,969	$17,474	(3)%	(21)%
Noninterest income:
Mortgage warehouse valuation (a)	270	1,228	1,240	41,287	8,213	(78)%	(97)%
Miscellaneous revenue (b)	4,140	1,307	1,121	(667)	1,682	NM	NM
Total noninterest income excluding securities gains/(losses)	4,410	2,535	2,361	40,620	9,895	74%	(55)%
Securities gains/(losses), net	-	-	-	(995)	(2,000)	NM	NM
Noninterest expense:
Repurchase and foreclosure provision (c)	-	-	-	(4,300)	-	NM	NM
Other expenses (d)	9,207	171,589	9,528	47,987	16,518	(95)%	(44)%
Total noninterest expense	9,207	171,589	9,528	43,687	16,518	(95)%	(44)%
Provision/(provision credit) for loan losses	(15,078)	85	432	3,796	(3,425)	NM	NM
Income/(loss) before income taxes	$24,092	$(154,921)	$8,257	$9,111	$12,276	NM	96%

Average Balance Sheet (millions)
Loans	$2,337	$2,472	$2,592	$2,724	$2,851	(5)%	(18)%
Loans held-for-sale (e)	115	120	125	298	335	(4)%	(66)%
Trading securities	5	5	6	6	7	*	(29)%
Allowance for loan losses	(99)	(105)	(110)	(111)	(117)	(6)%	(15)%
Other assets	51	63	72	78	102	(19)%	(50)%
Total assets	2,409	2,555	2,685	2,995	3,178	(6)%	(24)%
Net interest margin (f)	2.25%	2.19%	2.32%	2.23%	2.18%
Efficiency ratio (g)	50.53%	NM	52.30%	75.86%	60.35%

Mortgage Warehouse - Period-end (millions)
Ending warehouse balance (loans held-for-sale) (e)	$106	$108	$115	$120	$330	(2)%	(68)%
Key Servicing Metric
Ending servicing portfolio (millions) (h)	$922	$966	$1,013	$1,090	$1,456	(5)%	(37)%
NM - Not meaningful
* Amount is less than one percent.
(a)	3Q14 includes $39.7 million of gains on the sale of HFS mortgage loans; 2Q14 fair value adjustments reflect new information on market pricing for similar assets primarily related to the non-performing portion of the held-for-sale portfolio.
(b)	2Q15 includes a $2.7 million pre-tax gain on sale of property.
(c)	3Q14 expense reversal associated with the settlement of certain repurchase claims.
(d)	1Q15 includes $162.5 million of loss accruals related to the settlement of potential claims related to FHN’s underwriting and origination of FHA-insured mortgage loans; 3Q14 includes $50.0 million of loss accruals related to legal matters, partially offset by $15.0 million of expense reversals associated with agreements with insurance companies for the recovery of expenses FHN incurred related to litigation losses in previous periods.
(e)	4Q14 and 3Q14 decreases relate to the sale of mortgage loans HFS late in third quarter.
(f)	Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 35 percent and, where applicable, state income taxes.
(g)	Noninterest expense divided by total revenue excluding securities gains/(losses).
(h)	Includes mortgage loans serviced from FHN’s legacy mortgage banking business, legacy equity lending serviced for others, and mortgage loans in portfolio and warehouse.
16

FHN ASSET QUALITY: CONSOLIDATED

Quarterly, Unaudited

											2Q15 Changes vs.
(Thousands)	2Q15		1Q15		4Q14		3Q14		2Q14		1Q15	2Q14

Allowance for Loan Losses Walk-Forward
Beginning reserve	$228,328		$232,448		$238,641		$243,628		$247,246		(2)%	(8)%
Provision	2,000		5,000		6,000		6,000		5,000		(60)%	(60)%
Charge-offs	(19,434)		(17,999)		(23,306)		(23,684)		(18,764)		8%	4%
Recoveries	10,457		8,879		11,113		12,697		10,146		18%	3%
Ending balance	$221,351		$228,328		$232,448		$238,641		$243,628		(3)%	(9)%
Reserve for unfunded commitments	5,561		4,135		4,770		2,313		2,209		34%	NM
Total allowance for loan losses plus reserve for unfunded commitments	$226,912		$232,463		$237,218		$240,954		$245,837		(2)%	(8)%

Allowance for Loan Losses
Regional Banking	$132,741		$125,982		$126,812		$127,873		$131,801		5%	1%
Non-Strategic	88,610		102,346		105,636		110,768		111,827		(13)%	(21)%
Corporate (a)	NM		NM		NM		NM		NM		NM	NM
Total allowance for loan losses	$221,351		$228,328		$232,448		$238,641		$243,628		(3)%	(9)%

Nonperforming Assets
Regional Banking
Nonperforming loans	$69,094		$63,620		$64,654		$70,805		$89,191		9%	(23)%
Foreclosed real estate (b)	19,230		19,704		20,451		25,404		26,598		(2)%	(28)%
Total Regional Banking	$88,324		$83,324		$85,105		$96,209		$115,789		6%	(24)%
Non-Strategic
Nonperforming loans	$130,894		$133,804		$135,740		$139,038		$138,789		(2)%	(6)%
Nonperforming loans held-for-sale after fair value adjustments (c)	6,372		6,888		7,643		7,931		69,184		(7)%	(91)%
Foreclosed real estate (b)	9,879		9,977		9,979		9,857		12,183		(1)%	(19)%
Total Non-Strategic	$147,145		$150,669		$153,362		$156,826		$220,156		(2)%	(33)%
Corporate
Nonperforming loans	$3,079		$2,805		$3,045		$3,903		$3,636		10%	(15)%
Total nonperforming assets	$238,548		$236,798		$241,512		$256,938		$339,581		1%	(30)%

Net Charge-Offs
Regional Banking	$10,318		$5,745		$6,629		$6,132		$4,858		80%	NM
Non-Strategic	(1,341)		3,375		5,564		4,855		3,760		NM	NM
Total net charge-offs	$8,977		$9,120		$12,193		$10,987		$8,618		(2)%	4%

Consolidated Key Ratios (d)
NPL %	1.20%		1.20%		1.25%		1.35%		1.47%
NPA %	1.37		1.37		1.44		1.57		1.71
Net charge-offs %	0.21		0.23		0.30		0.28		0.22
Allowance / loans	1.31		1.36		1.43		1.51		1.54
Allowance / NPL	1.09	x	1.14	x	1.14	x	1.12	x	1.05	x
Allowance / NPA	0.95	x	0.99	x	0.99	x	0.96	x	0.90	x
Allowance / net charge-offs	6.15	x	6.17	x	4.81	x	5.47	x	7.05	x

Other
Loans past due 90 days or more (e)	$39,077		$46,889		$50,699		$57,786		$68,369		(17)%	(43)%
Guaranteed portion (e)	16,221		18,552		24,036		27,020		32,782		(13)%	(51)%
Foreclosed real estate from government insured loans	11,159		10,096		9,492		12,735		18,771		11%	(41)%
Period-end loans, net of unearned income (millions)	16,937		16,732		16,230		15,812		15,796		1%	7%
NM - Not meaningful
* Amount is less than one percent.
(a)	The valuation adjustment taken upon exercise of clean-up calls included expected losses.
(b)	Excludes foreclosed real estate from government-insured mortgages.
(c)	3Q14 decrease is related to the sale of held-for-sale mortgage loans.
(d)	See Glossary of Terms for definitions of Consolidated Key Ratios.
(e)	Includes loans held-for-sale.
17

FHN ASSET QUALITY: CONSOLIDATED

Quarterly, Unaudited

											2Q15 Changes vs.
	2Q15		1Q15		4Q14		3Q14		2Q14		1Q15	2Q14

Key Portfolio Details
C&I
Period-end loans ($ millions)	$9,833		$9,638		$9,007		$8,477		$8,403		2%	17%
30+ Delinq. % (a)	0.08%		0.07%		0.05%		0.10%		0.19%
NPL %	0.44		0.35		0.36		0.49		0.58
Charge-offs % (qtr. annualized)	0.17		0.07		0.19		NM		0.20
Allowance / loans %	0.80%		0.70%		0.74%		0.82%		0.82%
Allowance / charge-offs	4.85	x	10.41	x	4.05	x	NM		4.35	x

Commercial Real Estate
Period-end loans ($ millions)	$1,401		$1,321		$1,278		$1,278		$1,232		6%	14%
30+ Delinq. % (a)	0.23%		0.33%		0.14%		0.33%		1.10%
NPL %	0.84		1.01		1.20		1.11		1.14
Charge-offs % (qtr. annualized)	0.22		0.03		NM		0.47		NM
Allowance / loans %	1.53%		1.34%		1.45%		1.21%		1.28%
Allowance / charge-offs	7.29	x	45.37	x	NM		2.64	x	NM

Consumer Real Estate
Period-end loans ($ millions)	$4,870		$4,923		$5,048		$5,131		$5,219		(1)%	(7)%
30+ Delinq. % (a)	0.94%		0.98%		1.10%		1.04%		0.93%
NPL %	2.35		2.43		2.39		2.41		2.51
Charge-offs % (qtr. annualized)	NM		0.31		0.38		0.60		0.20
Allowance / loans %	1.75%		2.22%		2.24%		2.31%		2.26%
Allowance / charge-offs	NM		7.06	x	5.85	x	3.83	x	11.30	x

Permanent Mortgage
Period-end loans ($ millions)	$488		$512		$539		$573		$594		(5)%	(18)%
30+ Delinq. % (a)	2.26%		2.76%		1.72%		2.73%		1.71%
NPL %	6.66		6.43		6.32		5.93		6.23
Charge-offs % (qtr. annualized)	0.11		0.44		1.00		0.25		0.12
Allowance / loans %	4.59%		3.94%		3.55%		3.53%		3.99%
Allowance / charge-offs	40.53	x	8.79	x	3.46	x	14.17	x	31.85	x

Credit Card and Other
Period-end loans ($ millions)	$346		$338		$358		$353		$348		2%	(1)%
30+ Delinq. % (a)	1.09%		1.20%		1.42%		1.44%		1.39%
NPL %	0.22		0.22		0.21		0.20		0.39
Charge-offs % (qtr. annualized)	5.73		3.51		3.33		3.19		3.35
Allowance / loans %	3.84%		4.01%		4.11%		4.17%		5.01%
Allowance / charge-offs	0.66	x	1.10	x	1.24	x	1.31	x	1.51	x
NM - Not meaningful
Certain previously reported amounts have been reclassified to agree with current presentation.
(a) 30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.
18

FHN ASSET QUALITY: REGIONAL BANKING

Quarterly, Unaudited

											2Q15 Changes vs.
	2Q15		1Q15		4Q14		3Q14		2Q14		1Q15	2Q14

Total Regional Banking
Period-end loans ($ millions)	$14,556		$14,200		$13,568		$13,002		$12,853		3%	13%
30+ Delinq. % (a)	0.21%		0.24%		0.22%		0.29%		0.43%
NPL %	0.47		0.45		0.48		0.54		0.69
Charge-offs % (qtr. annualized)	0.29		0.17		0.20		0.19		0.16
Allowance / loans %	0.91%		0.89%		0.93%		0.98%		1.03%
Allowance / charge-offs	3.21	x	5.41	x	4.82	x	5.26	x	6.76	x

Key Portfolio Details
C&I
Period-end loans ($ millions)	$9,398		$9,185		$8,553		$8,022		$7,947		2%	18%
30+ Delinq. % (a)	0.08%		0.07%		0.05%		0.09%		0.20%
NPL %	0.32		0.24		0.24		0.37		0.57
Charge-offs % (qtr. annualized)	0.18		0.08		0.21		NM		0.09
Allowance / loans %	0.78%		0.68%		0.72%		0.81%		0.84%
Allowance / charge-offs	4.48	x	9.42	x	3.62	x	NM		10.12	x

Commercial Real Estate
Period-end loans ($ millions)	$1,400		$1,320		$1,273		$1,274		$1,226		6%	14%
30+ Delinq. % (a) (b)	0.23%		0.32%		0.14%		0.33%		1.10%
NPL %	0.84		1.00		1.14		1.04		1.06
Charge-offs % (qtr. annualized)	0.22		0.03		NM		0.49		NM
Allowance / loans %	1.53%		1.33%		1.43%		1.18%		1.25%
Allowance / charge-offs	7.22	x	52.33	x	NM		2.46	x	NM

Consumer Real Estate
Period-end loans ($ millions)	$3,413		$3,358		$3,385		$3,356		$3,334		2%	2%
30+ Delinq. % (a)	0.47%		0.55%		0.57%		0.61%		0.64%
NPL %	0.78		0.84		0.86		0.83		0.90
Charge-offs % (qtr. annualized)	0.08		0.15		0.11		0.39		0.18
Allowance / loans %	0.73%		0.97%		0.95%		0.99%		0.97%
Allowance / charge-offs	9.73	x	6.45	x	8.55	x	2.55	x	5.32	x

Credit Card, Permanent Mortgage, and Other
Period-end loans ($ millions)	$345		$337		$357		$351		$346		2%	*
30+ Delinq. % (a)	1.18%		1.29%		1.51%		1.49%		1.43%
NPL %	0.14		0.15		0.14		0.15		0.14
Charge-offs % (qtr. annualized)(c)	5.57		3.22		3.00		3.01		3.05
Allowance / loans %	3.72%		3.88%		4.06%		4.07%		4.98%
Allowance / charge-offs	0.66	x	1.16	x	1.36	x	1.36	x	1.64	x

ASSET QUALITY: CORPORATE

Permanent Mortgage
Period-end loans ($ millions)	$113		$123		$136		$147		$155		(8)%	(27)%
30+ Delinq. % (a)	2.51%		3.41%		2.32%		2.24%		1.91%
NPL %	2.72		2.29		2.25		2.65		2.34
Charge-offs % (qtr. annualized)	NM		NM		NM		NM		NM
Allowance / loans %	NM		NM		NM		NM		NM
Allowance / charge-offs	NM		NM		NM		NM		NM
NM - Not meaningful
(a)	30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.
(b)	1Q15 increase was primarily driven by one relationship.
(c)	2Q15 increase was primarily driven by charge-offs in a sub segment of the credit card portfolio which had previously been reserved for.
19

FHN ASSET QUALITY: NON-STRATEGIC

Quarterly, Unaudited

2Q15 Changes vs.
2Q15	1Q15	4Q14	3Q14	2Q14	1Q15	2Q14

Total Non-Strategic
Period-end loans ($ millions)	$2,268	$2,409	$2,527	$2,663	$2,788	(6)%	(19)%
30+ Delinq. % (a)	1.67%	1.67%	1.67%	1.73%	1.24%
NPL % (b)	5.77	5.55	5.37	5.22	4.98
Charge-offs % (qtr. annualized)	NM	0.55	0.85	0.71	0.53
Allowance / loans %	3.91%	4.25%	4.18%	4.16%	4.01%
Allowance / charge-offs	NM	7.48	x	4.79	x	5.75	x	7.41	x

Key Portfolio Details
C&I
Period-end loans ($ millions)	$434	$453	$454	$456	$456	(4)%	(5)%
30+ Delinq. % (a)	0.02%	0.08%	0.05%	0.23%	0.02%
NPL % (b)	3.07	2.68	2.64	2.64	0.58
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	1.99
Allowance / loans %	1.23%	1.09%	1.10%	1.01%	0.38%
Allowance / charge-offs	NM	NM	NM	NM	0.19	x

Commercial Real Estate
Period-end loans ($ millions)	$-	$1	$5	$5	$5	(100)%	(100)%
30+ Delinq. % (a)	-%	14.87%	-%	-%	-%
NPL %	-	18.31	17.47	20.01	19.34
Charge-offs % (qtr. annualized)	NM	2.64	6.91	NM	NM
Allowance / loans %	7.36%	8.22%	9.25%	9.36%	9.41%
Allowance / charge-offs	NM	1.06	x	1.27	x	NM	NM

Consumer Real Estate
Period-end loans ($ millions)	$1,458	$1,565	$1,663	$1,775	$1,885	(7)%	(23)%
30+ Delinq. % (a)	2.06%	1.92%	2.17%	1.84%	1.45%
NPL %	6.03	5.83	5.51	5.40	5.35
Charge-offs % (qtr. annualized)	NM	0.64	0.91	0.98	0.23
Allowance / loans %	4.14%	4.90%	4.86%	4.79%	4.54%
Allowance / charge-offs	NM	7.36	x	5.19	x	4.76	x	19.65	x

Permanent Mortgage
Period-end loans ($ millions)	$365	$379	$393	$415	$427	(4)%	(15)%
30+ Delinq. % (a)	2.12%	2.50%	1.40%	2.88%	1.59%
NPL %	7.92	7.82	7.78	7.13	7.71
Charge-offs % (qtr. annualized)	0.14	0.59	1.44	0.29	0.15
Allowance / loans %	6.11%	5.32%	4.83%	4.84%	5.52%
Allowance / charge-offs	44.22	x	8.82	x	3.30	x	16.57	x	35.18	x

Other Consumer
Period-end loans ($ millions)	$11	$11	$12	$12	$15	*	(27)%
30+ Delinq. % (a)	1.31%	1.40%	2.48%	2.24%	1.79%
NPL %	6.86	6.66	6.22	5.38	9.16
Charge-offs % (qtr. annualized)	5.97	9.24	8.21	6.74	7.81
Allowance / loans %	4.95%	4.69%	3.43%	4.48%	2.94%
Allowance / charge-offs	0.81	x	0.49	x	0.41	x	0.63	x	0.36	x
NM - Not meaningful
* Amount is less than one percent.
(a) 30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.
(b) 3Q14 increase related to interest deferral elected by an insurance TRUPS.

20

FHN: PORTFOLIO METRICS

Unaudited

C&I Portfolio: $9.8 Billion (58.1% of Total Loans) as of June 30, 2015
% OS
General Corporate, Commercial, and Business Banking Loans	78%
Loans to Mortgage Companies	17%
Trust Preferred Loans	4%
Bank Holding Company Loans	1%

Consumer Real Estate (primarily Home Equity) Portfolio: $4.9 Billion (28.8% of Total Loans)

Origination LTV and FICO for Portfolio as of June 30, 2015	Loan-to-Value
(excludes whole loan insurance)	<=60%	>60% - <=80%	>80% - 90%	>90%
FICO score greater than or equal to 740	11%	23%	17%	10%
FICO score 720-739	1%	4%	4%	3%
FICO score 700-719	1%	4%	4%	2%
FICO score 660-699	1%	4%	3%	3%
FICO score 620-659	1%	1%	1%	1%
FICO score less than 620	-%	-%	-%	1%

Origination LTV and FICO for Portfolio - Regional Bank as of June 30, 2015	Loan-to-Value
(excludes whole loan insurance)	<=60%	>60% - <=80%	>80% - 90%	>90%
FICO score greater than or equal to 740	12%	24%	18%	12%
FICO score 720-739	1%	4%	4%	3%
FICO score 700-719	1%	3%	3%	2%
FICO score 660-699	1%	3%	3%	2%
FICO score 620-659	1%	1%	1%	0%
FICO score less than 620	-%	-%	-%	1%

Origination LTV and FICO for Portfolio - Non-Strategic as of June 30, 2015	Loan-to-Value
(excludes whole loan insurance)	<=60%	>60% - <=80%	>80% - 90%	>90%
FICO score greater than or equal to 740	8%	21%	15%	5%
FICO score 720-739	2%	6%	6%	2%
FICO score 700-719	2%	5%	6%	2%
FICO score 660-699	2%	5%	4%	4%
FICO score 620-659	-%	1%	1%	1%
FICO score less than 620	-%	-%	-%	2%

Consumer Real Estate Portfolio Detail:
		Origination Characteristics
Vintage	Balances ($B)	W/A Age (mo.)	CLTV	FICO	% TN	% 1st lien
pre-2003	$0.1	161	78%	702	41%	30%
2003	$0.1	144	77%	718	30%	36%
2004	$0.3	131	80%	720	19%	28%
2005	$0.5	119	81%	727	15%	15%
2006	$0.4	108	78%	732	21%	17%
2007	$0.5	96	81%	737	26%	19%
2008	$0.2	85	75%	745	72%	50%
2009	$0.1	73	72%	749	86%	57%
2010	$0.2	59	79%	752	93%	71%
2011	$0.3	47	77%	760	89%	86%
2012	$0.7	36	77%	763	89%	91%
2013	$0.6	24	78%	756	86%	85%
2014	$0.6	12	81%	757	86%	89%
2015	$0.3	3	80%	758	83%	91%
Total	$4.9	65	79%	746 (a)	61%	59%

(a)	746 average portfolio origination FICO; 741 weighted average portfolio FICO (refreshed).
21

FHN NON-GAAP TO GAAP RECONCILIATION

Quarterly, Unaudited

(Dollars and shares in thousands, except per share data)	2Q15	1Q15	4Q14	3Q14	2Q14
Tangible Common Equity (Non-GAAP)
(A) Total equity (GAAP)	$2,517,905	$2,499,257	$2,581,590	$2,611,814	$2,615,275
Less: Noncontrolling interest (a)	295,431	295,431	295,431	295,431	295,431
Less: Preferred stock	95,624	95,624	95,624	95,624	95,624
(B) Total common equity	$2,126,850	$2,108,202	$2,190,535	$2,220,759	$2,224,220
Less: Intangible assets (GAAP) (b)	172,854	174,152	175,450	160,987	161,968
(C) Tangible common equity (Non-GAAP)	$1,953,996	$1,934,050	$2,015,085	$2,059,772	$2,062,252

Tangible Assets (Non-GAAP)
(D) Total assets (GAAP)	$25,239,767	$25,715,888	$25,668,187	$23,982,597	$24,218,345
Less: Intangible assets (GAAP) (b)	172,854	174,152	175,450	160,987	161,968
(E) Tangible assets (Non-GAAP)	$25,066,913	$25,541,736	$25,492,737	$23,821,610	$24,056,377

Average Tangible Common Equity (Non-GAAP)
(F) Average total equity (GAAP)	$2,511,929	$2,607,521	$2,651,729	$2,631,841	$2,558,062
Less: Average noncontrolling interest (a)	295,431	295,431	295,431	295,431	295,431
Less: Average preferred stock	95,624	95,624	95,624	95,624	95,624
(G) Total average common equity	$2,120,874	$2,216,466	$2,260,674	$2,240,786	$2,167,007
Less: Average intangible assets (GAAP) (b)	173,486	174,787	165,769	161,467	162,447
(H) Average tangible common equity (Non-GAAP)	$1,947,388	$2,041,679	$2,094,905	$2,079,319	$2,004,560

Annualized Net Income/(Loss) Available to Common Shareholders
(I) Net income/(loss) available to common shareholders (annualized)	$202,780	$(311,114)	$186,904	$182,790	$310,932

Period-end Shares Outstanding
(J) Period-end shares outstanding	234,021	233,499	234,220	235,249	237,147

Tier 1 Common (Non-GAAP)
(K) Tier 1 capital (c)	(f)	(f)	$2,813,503	$2,783,147	$2,751,933
Less: Noncontrolling interest - FTBNA preferred stock (d)	(f)	(f)	294,816	294,816	294,816
Less: Preferred Stock	(f)	(f)	95,624	95,624	95,624
Less: Trust preferred (e)	(f)	(f)	200,000	200,000	200,000
(L) Tier 1 common (Non-GAAP)	(f)	(f)	$2,223,063	$2,192,707	$2,161,493

Risk Weighted Assets
(M) Risk weighted assets (c)	(f)	(f)	$19,452,656	$19,238,109	$19,400,096

Ratios
(I)/(H) Return on average tangible common equity (“ROTCE”) (Non-GAAP)	10.41%	(15.24)%	8.92%	8.79%	15.51%
(I)/(G) Return on common equity (GAAP)	9.56%	(14.04)%	8.27%	8.16%	14.35%
(C)/(E) Tangible common equity to tangible assets (“TCE/TA”) (Non-GAAP)	7.80%	7.57%	7.90%	8.65%	8.57%
(A)/(D) Total equity to total assets (GAAP)	9.98%	9.72%	10.06%	10.89%	10.80%
(C)/(J) Tangible book value per common share (Non-GAAP)	$8.35	$8.28	$8.60	$8.76	$8.70
(B)/(J) Book value per common share (GAAP)	$9.09	$9.03	$9.35	$9.44	$9.38
(L)/(M) Tier 1 common to risk weighted assets (Non-GAAP)	(f)	(f)	11.43%	11.40%	11.14%
(K)/(D) Tier 1 capital to total assets (GAAP)	(f)	(f)	10.96%	11.60%	11.36%
Certain previously reported amounts have been reclassified to agree with current presentation.
(a)	Included in Total equity on the Consolidated Balance Sheet.
(b)	Includes goodwill and other intangible assets, net of amortization.
(c)	Defined by and calculated in conformity with bank regulations.
(d)	Represents FTBNA preferred stock included in noncontrolling interest.
(e)	Included in Term borrowings on the Consolidated Balance Sheet.
(f)	In periods prior to 1Q15, these measures were used to reconcile non-GAAP to GAAP information.
22

FHN GLOSSARY OF TERMS

Average Assets for Leverage: The amount of assets a company uses to calculate the leverage ratio, which includes average total assets less disallowed portions of goodwill, other intangibles, and deferred tax assets, as well as certain other regulatory adjustments made to tier 1 capital.

Common Equity Tier 1: A measure of a company’s capital position under U.S. Basel III capital rules first applicable to FHN in 2015, which includes common equity less goodwill, other intangibles and certain other required regulatory deductions as defined in those rules. Common Equity Tier 1 capital under U.S. Basel III in 2015 is not the same as the non-regulatory Tier 1 Common capital commonly used prior to 2015; comparisons between the two are not meaningful.

Core Businesses: Management considers regional banking, fixed income, and corporate as FHN’s core businesses. Non-strategic has significant legacy assets and operations that are being wound down.

Fully Taxable Equivalent (“FTE”): Reflects the amount of tax-exempt income adjusted to a level that would yield the same after-tax income had that income been subject to taxation.

Tier 1 Capital Ratio: Ratio consisting of shareholders’ equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, reduced by goodwill, certain other intangible assets, the disallowable portion of mortgage servicing rights and other disallowed assets divided by risk-adjusted assets. The components of Tier 1 capital, including the risk-adjustment of assets, changed significantly for FHN beginning in 2015 so that comparisons of a Tier 1 capital ratio after 2014 with a ratio prior to 2015 may not be meaningful.

Tier 1 Common: A measure of a company’s capital position associated with U.S. capital rules applicable to FHN prior to 2015, which includes Tier 1 capital as then defined less preferred stock amounts.

Troubled Debt Restructuring (“TDR”): A restructuring of debt whereby a creditor for economic or legal reasons related to the borrower’s financial difficulties grants a concession to the borrower that it would not otherwise consider. Such concession is granted in an attempt to protect as much of the creditor’s investment as possible by increasing the probability of repayment.

Key Ratios

Return on Average Assets: Ratio is annualized net income to average total assets.

Return on Average Common Equity: Ratio is annualized net income available to common shareholders to average common equity.

Return on Average Tangible Common Equity: Ratio is annualized net income available to common shareholders to average tangible common equity.

Fee Income to Total Revenue: Ratio is fee income excluding securities gains/(losses) to total revenue excluding securities gains/(losses).

Efficiency Ratio: Ratio is noninterest expense to total revenue excluding securities gains/(losses).

Leverage Ratio: Ratio is tier 1 capital to average assets for leverage.

Asset Quality - Consolidated Key Ratios

NPL %: Ratio is nonperforming loans in the loan portfolio to total period-end loans.

NPA %: Ratio is nonperforming assets related to the loan portfolio to total period-end loans plus foreclosed real estate and other assets.

Net charge-offs %: Ratio is annualized net charge-offs to total average loans.

Allowance / loans: Ratio is allowance for loan losses to total period-end loans.

Allowance / NPL: Ratio is allowance for loan losses to nonperforming loans in the loan portfolio.

Allowance / NPA: Ratio is allowance for loan losses to nonperforming assets related to the loan portfolio.

Allowance / charge-offs: Ratio is allowance for loan losses to annualized net charge-offs.

23

First Horizon National Corporation Second Quarter 2015 Earnings July 17, 2015

2 ▪ Portions of this presentation use non - GAAP financial information. Each of those portions is so noted, and a reconciliation of that non - GAAP information to comparable GAAP information is provided in a footnote or in the appendix at the end of this presentation. ▪ This presentation contains forward - looking statements, which may include guidance, involving significant risks and uncertainties which will be identified by words such as “ believe”,“expect”,“anticipate”,“intend”,“estimate ”, “ should”,“is likely”,“will”,“going forward” and other expressions that indicate future events and trends and may be followed by or reference cautionary statements. A number of factors could cause actual results to differ materially from those in the forward - looking information. These factors are outlined in our recent earnings and other press releases and in more detail in the most current 10 - Q and 10 - K. FHN disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward - looking statements included herein or therein to reflect future events or developments.

Building Franchise Value Executing “Blue Chip” Priorities ▪ Being easy to do business with ▪ Providing differentiated customer service ▪ Using the Bonefish to drive profitability 3

4 Numbers may not add to total due to rounding. All Non - GAAP numbers are reconciled in the appendix. 1 ROTCE is Non - GAAP. 2 Consolidated PPNR excludes a ~$47mm insurance recovery in 2Q14. This number is Non - GAAP. Second Quarter 2015 Accomplishments 2Q14 - 2Q15 Regional Bank Loan Growth 2Q15 Average Regional Bank Commercial Loans 21% 13% 12% 11% 18% 6% 5% 3% West TN Loans to Mortgage Companies 115% ▪ Earnings per share at $0.22 ▪ ROTCE at 10.4% 1 ▪ NIM up 18 bps linked quarter; NII up 6% linked quarter and year over year ▪ Consolidated revenues up 5% year over year ▪ Consolidated 2 and Regional Bank Pre - Provision Net Revenue (PPNR) up 4% and 7% year over year ▪ Regional Bank average loan growth of 16% year over year ▪ Regional Bank average core deposits up 13% year over year ▪ Revenue per FTE in Regional Bank up 8% year over year ▪ Fixed income product average daily revenue at $729,000 vs $642,000 a year ago ▪ DFAST results disclosed in 2Q15; capital position remains strong Corporate 9% CRE 13% ABL 15% Loans to Mortgage Companies 16% Commercial 34% Healthcare 3% Correspondent 2% East TN Middle TN Mid - Atlantic Commercial PC/WM ABL CRE Markets: Lending Areas: Energy 1% Specialty Lending Areas

FINANCIAL RESULTS 5

2Q15 Consolidated Financial Results

$ in millions, except EPS **Financial Results**	Actuals			2Q15 vs	
	2Q15	**1Q15**	**2Q14**	**1Q15**	**2Q14**
Net Interest Income	**$167**	$157	$157	+6%	+6%
Fee Income	**$130**	$130	$127	*	+3%
Loan Loss Provision	**$2**	$5	$5	-60%	-60%
Expense	**$218**	$376	$163	-42%	+34%
Net Income Available to Common Shareholders (NIAC)	**$51**	$(77)	$78	NM	-35%
EPS	**$0.22**	$(0.33)	$0.33	NM	-33%
Adjusted Financial Results					
EPS Excluding Litigation Charge/Insurance Recovery[1]	**$0.22**	$0.18	$0.20	+22%	+10%
NIAC Excluding Litigation Charge/Insurance Recovery[1]	**$51**	$42	$47	+21%	+7%
Expense Excluding Litigation Charge/Insurance Recovery[1]	**$218**	$214	$210	+2%	+4%

- Adjusted PPNR[2] up 8% linked quarter and 4% year over year
- Revenue up 4% linked quarter and 5% year over year
  - Net interest income up 6% linked quarter and year over year
- Total average loans up 4% linked quarter and 9% year over year
- Total average core deposits up 2% linked quarter and 16% year over year
- Loan loss provision of $2mm with NCOs of $9mm in 2Q15 vs $5mm of provision and $9mm of NCOs in 1Q15
- Common Equity Tier 1 (CET1) of 10.4%[3]

FIRST HORIZON NATIONAL CORPORATION

*Numbers may not add to total due to rounding. * Amount is less than one percent. All Non-GAAP numbers are reconciled in the appendix.*
[1]Expense, NIAC and EPS excluding litigation charge/insurance recovery are Non-GAAP numbers.
[2]PPNR excludes the ~$163mm in legal matters in 1Q15 and ~$47mm insurance recovery in 2Q14. These are Non-GAAP numbers.
[3]2Q15 Common Equity Tier 1 is an estimate.

6

2Q15 Segment Highlights

$ in millions, except EPS	Net Income[1] 2Q15	1Q15	2Q14	2Q15 Per Share Impact[2]	Drivers and Impacts
Regional Banking	$46	$48	$47	$0.20	▪ Average loans up 16% year over year and 6% linked quarter ▪ PPNR up 7% year over year and 11% linked quarter ▪ NII up 12% year over year and 7% linked quarter ▪ 2Q15 loan loss provision of $17mm vs $5mm in 1Q15 ▪ Impacted by lengthening of loss emergence period and loan growth
Fixed Income	$6	$7	$31	$0.03	▪ Fixed income product ADR of $729k in 2Q15 vs $877k in 1Q15 ▪ Expenses down 6% linked quarter ▪ 2Q14 includes the impact of a $47mm expense reversal associated with a lawsuit from 2011
Corporate[1]	$(16)	$(18)	$(8)	$(0.07)	
Non-Strategic	$15	$(114)	$8	$0.06	▪ 1Q15 included $163mm expense related to legal matters ▪ 2Q15 included $2.7mm pre-tax gain on sale of property ▪ 2Q15 loan loss provision of $(15)mm vs $0.1mm in 1Q15
Total[1]	**$51**	**$(77)**	**$78**	**$0.22**	

FIRST HORIZON NATIONAL CORPORATION

Numbers may not add to total due to rounding.

[1]Corporate and Consolidated show net income available to common, which reflects $3mm of noncontrolling interest and $1.6mm of preferred stock dividends in each quarter.

[2]Segment EPS impacts are Non-GAAP numbers and reconciled in the table. EPS impacts are calculated using the 2Q15 net income column divided by the 235 million diluted shares outstanding.

7

Regional Banking Financial Results Solid Revenue Growth 8 Net Interest Income Fee Income Expense $ in millions Financial Results 2Q15 $166 Loan Loss Provision Pre - Provision Net Revenue $66 $144 $88 $17 2Q15 vs +12% * +8% +7% NM 1Q15 $154 $60 $136 $79 $5 2Q14 $149 $66 $133 $82 $8 1Q15 +7% +10% +6% +11% NM 2Q14 Actuals ▪ Revenues up 8% linked quarter and year over year ▪ NII up 7% linked quarter and 12% year over year ▪ Fee income up 10% linked quarter primarily due to seasonal rebound and higher activity in deposit transactions, trust and brokerage fees ▪ Average loans increased 6% linked quarter and 16% year over year ▪ Average core deposits up 3% linked quarter and up 13% year over year ▪ Loan loss provision up due to loan growth, an extension of the loss emergence period and reserve associated with single exposure ▪ Efficiency ratio improvement of 109 bps linked quarter ▪ Expenses up 6% linked quarter, primarily related to personnel incentive compensation adjustments ▪ 2Q15 net charge - offs of $10mm, or annualized 0.29% of average loans Numbers may not add to total due to rounding. * Amount is less than 1%. Net Income $46 $48 $47 - 4% - 4% Total Average Loans ($B) Total Average Deposits ($B) $14 $14 $12 +16% +6% $17 $17 $15 +12% +3%

$3.39B $3.42B $0.76B $0.75B $1.88B $1.96B $2.11B $2.05B $1.04B $1.61B $1.24B $1.31B $1.44B $1.47B $1.66B $1.76B 1Q15 2Q15 $0 $3 $6 $9 $12 $15 9 Profitable Growth Opportunities: Regional Banking Double Digit Loan Growth Year over Year Regional Banking Loan Growth by Lending Area 1 ▪ Regional Banking average loan growth of 16% year over year and 6% linked quarter ▪ Continued growth in specialty lending areas ▪ Asset - based lending growth driven by consumer finance and factoring ▪ Private Client/Wealth Management increase from adding RMs in growth markets ▪ Commercial real estate increases across markets in multi - family, hospitality, retail and other property types such as student housing and assisted living facilities as well as funding up of commitments ▪ Loans to mortgage companies increase includes strong purchase and refi activity +6% $15B 5% 4% 2% Loans to Mortgage Companies PC/WM CRE Regional Bank Areas of Linked Quarter Loan Growth 1 Commercial Business PC/WM Retail Loans to Mortgage Cos CRE ABL Other Specialty ABL 55% 1 Average Regional Banking loan growth from 1Q15 to 2Q15.

10 $0 $1 $2 $3 $0 $250 $500 $750 2008 2009 2010 2011¹ 2012 2013 2014¹ 2015² Revenue Expense Column1 ADR Fixed Income - FTN Financial Financial Results $750mm Fixed Income Product Revenue and Expense ▪ Fixed income product average daily revenue (ADR) at $729k in 2Q15 ▪ 1H15 ADR up over prior year across all products (agencies, mortgages, corporates & municipals) ▪ Largest increase over prior year was in municipals, driven in part by strategic focus on municipal product Numbers may not add to total due to rounding. 1 2011 and 2014 exclude ~$37mm of expense associated with a legal settlement and the impact of a ~$47mm insurance recovery from the ~$321mm and ~$147mm in expense reported in those periods. These are Non - GAAP numbers. 2 1H15 annualized. 3 2Q14 noninterest expense includes the impact of a ~$47mm insurance recovery. $3mm Left Axis: Right Axis: NII Fee Income $ in millions, except ADR Financial Results 2Q15 $4 Net Income $56 $6 2 Q15 vs +66% +18% - 81% 1Q15 $4 $62 $7 2 Q14 $3 $48 $31 1Q15 - 1% - 9% - 16% 2 Q14 Actuals Expense 3 $51 NM $55 $0 - 6% ADR $729k $877k $642k +14% - 17%

NII and Net Interest Margin
Balance Sheet Positioned to Benefit from Rising Rates

- NIM up 18 bps linked quarter to 2.92%
- NII up $10mm or 6% linked quarter
- Average core deposits up 2% linked quarter, 16% YOY
- Regional Banking average deposit rate paid of 13bps in 2Q15 vs 14 bps in 1Q15
- Floating rate loans comprise 68% of loan portfolio vs fixed rate loans at 32%
- Attractive and stable low-cost funding mix in Regional Banking with 58% DDA and interest checking deposits

Average Deposit Growth


Linked Quarter:
Consumer 0%
Commercial +3%
Year Over Year:
Consumer +7%
Commercial +23%

NII and NIM Change Drivers

($ in millions)	NII	NIM
1Q15	**$157**	**2.74%**
Interest Bearing Cash/Fed Funds Sold	-	11bp
Loan Fees & Cash Basis Income	$3.5	6bp
Commercial Loan Volume	$6.8	3bp
Commercial Loan Yields	-$1.1	-2bp
More Days in Quarter	$1.1	-
Other	-$0.5	-
2Q15	**$167**	**2.92%**

Net Interest Income Sensitivity Impact[1]


12%
9%
6%
3%
0%
+2.5%
$16mm
+3.8%
+$25mm
+6.2%
+$40mm
+11.3%
+$73mm
+25bps
+50bps
+100bps
+200bps

FIRST HORIZON NATIONAL CORPORATION

Numbers may not add to total due to rounding.
[1]NII sensitivity analysis uses FHN's balance sheet as of 2Q15. Bps impact assumes increase in Fed Funds rate. Non-Strategic is interest rate neutral, thus nearly all the sensitivity impact would be allocated to the Core Businesses.

11

Improving Productivity and Efficiency ▪ Continuing wind - down of Non - Strategic segment ▪ Legal expenses down 27% in 1H15 vs 1H14 ▪ Streamlining end - to - end processes ▪ Committed savings of ~$4mm from IT and loan operations by end of 2015 ▪ Reducing corporate real estate footprint ▪ Decreased square footage per FTE by 24% from 2014 to 2015 ▪ Sold non - strategic property for $2.7mm gain in 2Q15 ▪ Right - sizing branch network as consumer usage shifts to FHN’s expanded digital banking platforms ▪ Reduced financial centers by 3 branches from 1Q15 to 2Q15 Investing in Future Growth Executing Efficiency Opportunities ▪ Continuing investments in growth markets such as Mid - Atlantic, Nashville, Houston ▪ Build out of Houston market includes 5 strategic hires over the last year ▪ Investing in technology and digital platforms ▪ Compensation plan enhancements in revenue producing areas 12

13 Non - Performing Assets $0 $100 $200 $300 $400 2Q14 3Q14 4Q14 1Q15 2Q15 NPLs NPLs Held for Sale ORE $400mm Net Charge - Offs Asset Quality Trends Stable to Improving Credit Trends Reserves 1.00% 1.25% 1.50% 1.75% 2.00% $200 $220 $240 $260 2Q14 3Q14 4Q14 1Q15 2Q15 Reserves $ Reserves / Loans % $260mm 0.00% 0.13% 0.25% 0.38% 0.50% $0 $5 $10 $15 2Q14 3Q14 4Q14 1Q15 2Q15 NCOs $ Provision $ NCO %¹ $15mm ▪ Net charge - offs of $9mm in 2Q15, steady with 1Q15 and 2Q14 ▪ Annualized net charge - off ratio improvement of 2 bps to 0.21% from 1Q15 ▪ NPL levels at $209mm, down 30% year over year ▪ Commercial NPLs down 11% year over year ▪ Non - strategic loans declined 5% linked quarter, down 18% year over year Numbers may not add to total due to rounding. 1 Net charge - off % is annualized.

14 2Q15 Consolidated Long - Term Targets ROTCE 1 10.4% 15.0 – 20.0% ROA 1 0.87% 1.25 - 1.45% NIM 1 2.92% 3.50 - 4.00% CET1 10.4% 8.0 – 9.0% NCO / Average Loans 1 0.21% 0.30 - 0.70% Fee Income / Revenue 44% 40 - 50% Efficiency Ratio 74% 60 - 65% 1 ROTCE, ROA, NIM, and NCO / Average Loans are annualized. ROTCE is a Non - GAAP number and reconciled in the appendix. Building Long - Term Earnings Power: Bonefish Targets Focused on Growing Our Company Selectively and Profitably While Positioning Our Balance Sheet for Sustainable, Higher Returns in the Long Term Annualized Net Charge-Offs 0.30% - 0.70% % Fee Income 40% - 50% Efficiency Ratio 60% - 65% Return on Tangible Common Equity 15% - 20% Equity / Assets Risk Adjusted Margin Total Assets Earning Assets Pre-tax Income Tax Rate Common Equity Tier 1 8% - 9% Return on Assets 1.25% - 1.45% Net Interest Margin 3.50% - 4.00%

Closing the Gap to Bonefish Targets

Building a Foundation for Long-Term Earnings Power

Current ROTCE / EPS

Continued Efficiencies — 0.5% to 1.0%
- *Non-Strategic Wind-Down*
- *Infrastructure Reductions*

Growth Opportunities — 1.0% to 1.5%
- *Specialty Lending*
- *Mid-Atlantic*
- *Middle TN*
- *Houston*
- *Wealth / Investments*
- *Municipals (FTN Financial)*

Economic Profit Improvement — 1.0% to 1.5%
- *Established Market Profitability/ Growth*
- *Product/ Relationship Profitability Improvement*
- *Sales Productivity Improvement*
- *Process Improvements*
- *Branch Network Rationalization*

Optimize/ Redeploy Capital — 1.0% to 1.5%
- *Dividends*
- *Share Buybacks*
- *M&A*

Increased Fixed Income Activity — 1.0% to 2.5%
- *Latent Income Embedded in Fixed Income Platform Capacity*
- *ADR at $1.0-$1.5mm*

Rise in Interest Rates[1] — 3.0% to 3.8%
- *Latent Income Embedded in Asset-Sensitive Balance Sheet*

Target Bonefish ROTCE / EPS

FIRST HORIZON NATIONAL CORPORATION

[1]Rise in interest rates represents cumulative growth rate in net interest income over a 3-year strategic time horizon. Chart illustrates a quantified path to long-term goals; it contains no forecasts.

15

16 Building a Foundation for Attractive Long - Term Earnings Power ▪ Proven execution capabilities ▪ Unique size, scope, and strengths ▪ Focused on efficiency, productivity, economic profitability, and growth opportunities ▪ Organizational alignment on the path to achieving long - term bonefish profitability ▪ Breadth and depth of talent that will be able to profitably run and grow the company Successfully Executing on Key Priorities FHN is Well Positioned for Attractive Long - Term Earnings Power

APPENDIX 17

Notable Items

	Notable Item	Pre-Tax Amount	After-Tax Amount[1]	Impact to EPS[2]
2Q14	Litigation Expense Recovery	$47.1mm	$31.4mm	$0.13
	Held-for-Sale (Primarily NPL) Portfolio Valuation Adjustment	$8.2mm	$5.5mm	$0.02
3Q14	Gains on Sales of Held-for-Sale Loans in Non-Strategic Portfolio	$39.7mm	$25.2mm	$0.11
	Loss Accruals Related to Legal Matters	$(50.0)mm	$(31.5)mm	$(0.13)
	Litigation Expense Recovery	$15.0mm	$9.5mm	$0.04
	Net Loss Accruals Related to Legal Matters	$(35.0)mm	$(22.0)mm	$(0.09)
4Q14	None			
1Q15	Agreement in principle with DOJ/HUD to settle potential claims on FHA loans	$(162.5)mm	$(124.1)mm	$(0.51)
2Q15	None			

FIRST HORIZON NATIONAL CORPORATION

Refer to the financial supplement for further variance trend analysis.

[1]After-tax impact assumes a tax rate of ~33% in 2Q14, ~37% in 3Q14, and ~24% in 1Q15,.

[2]EPS impact calculated by dividing the after-tax impact by the 237mm diluted shares outstanding in 2Q14 and 3Q14.

1Q15 EPS impact is calculated by dividing the after-tax impact by the 235mm diluted shares FHN would have reported assuming net income available to common instead of net loss available to common.

18

19 2Q15 Credit Quality Summary by Portfolio Numbers may not add to total due to rounding. Data as of 2Q15. NM: Not meaningful. 1 Credit card, Permanent Mortgage, and Other. 2 Credit card, OTC, and Other Consumer. 3 Net charge - offs are annualized. 4 Exercised clean - up calls on jumbo securitizations in 1Q13, 3Q12, 2Q11, and 4Q10, which are now on balance sheet in the Corporate segment. ($ in millions) CRE HE & HELOC Other 1 Total Permanent Mortgage Commercial (C&I & Other) CRE HE & HELOC Permanent Mortgage Other 2 Total Period End Loans $9,398 $1,400 $3,413 $345 $14,556 $113 $434 $0 $1,458 $365 $11 $16,937 30+ Delinquency 0.08% 0.23% 0.47% 1.18% 0.21% 2.51% 0.02% NM 2.06% 2.12% 1.31% 0.42% Dollars $8 $3 $16 $4 $31 $3 $0 $0 $30 $8 $0 $71 NPL % 0.32% 0.84% 0.78% 0.14% 0.47% 2.72% 3.07% NM 6.03% 7.92% 6.86% 1.20% Dollars $30 $12 $27 $0 $69 $3 $13 $0 $88 $29 $1 $203 Net Charge-offs 3% 0.18% 0.22% 0.08% 5.57% 0.29% NM NM NM NM 0.14% 5.97% 0.21% Dollars $4 $1 $1 $5 $10 NM $0 $0 -$2 $0 $0 $9 Allowance $73 $21 $25 $13 $133 NM $5 $0 $60 $22 $1 $221 Allowance / Loans % 0.78% 1.53% 0.73% 3.72% 0.91% NM 1.23% 7.36% 4.14% 6.11% 4.95% 1.31% Allowance / Charge-offs 4.48x 7.22x 9.73x 0.66x 3.21x NM NM NM NM 44.22x 0.81x 6.15x Regional Banking Corporate 4 Non-Strategic Commercial (C&I & Other)

Construction 33% Land 3% Mini - Perm/Non - Construction 64% 20 C&I and CRE Portfolio Detail $1.1 $1.0 $1.2 $1.6 $1.8 $0.7 $0.9 $0.9 $1.0 $1.6 $0.0 $0.5 $1.0 $1.5 $2.0 2Q14 3Q14 4Q14 1Q15 2Q15 Period End Average ▪ $9.8B C&I portfolio , diversified by industry, managed primarily in Regional Banking ▪ $1.4B CRE portfolio, comprising 8% of period - end consolidated loans ▪ Commercial (C&I and CRE) net charge - offs were $5mm for the quarter ▪ Charge - offs were $5.9mm with recoveries of $1.1mm Retail 24% Multi - Family 32% Office 13% Hospitality 11% Industrial 11% CRE: Loan Type CRE: Collateral Type C&I: Loans to Mortgage Companies Data as of 2 Q15. Numbers may not add to total due to rounding. $2.0B

21 Core Banking Customers TN 61% CA 8% VA 3% GA 3% Other 25% Consumer Portfolio Overview $1.6 $0.7 $0.0 $0.5 $1.0 $1.5 $2.0 In Draw In Repayment HELOC Draw vs Repayment Balances Percent of Home Equity Portfolio: Months Left in Draw Period 21% 17% 15% 8% 5% 34% 0% 5% 10% 15% 20% 25% 30% 35% 40% 0-12 13-24 25-36 37-48 49-60 >60 Home Equity Portfolio Characteristics Home Equity Geographic Distribution 19% 21% 25% 28% 27% 15% 18% 21% 24% 27% 30% $0.0 $0.5 $1.0 $1.5 $2.0 2Q14 3Q14 4Q14 1Q15 2Q15 Period End Balance Constant Pre-Payment Rate (Right Axis) Non - Strategic Consumer Real Estate Run - Off $2.0B $2.0B First Second Total Balance $2.9B $2.0B $4.9B Original FICO 753 736 746 Refreshed FICO 753 724 741 Original CLTV 77% 81% 79% Full Doc 93% 74% 85% Owner Occupied 94% 95% 94% HELOCs $0.6B $1.6B $2.3B Weighted Average HELOC Utilization 46% 56% 54% Data as of 2Q15. Numbers may not add to total due to rounding.

Agency & Non-Agency Update

Repurchase Resolution Agreements with Both GSEs

Mortgage Repurchase Reserve

($ in millions)	2Q14	3Q14	4Q14	1Q15	2Q15
Beginning Balance	$145	$141	$125	$119	$116
Net Realized Losses	$(4)	$(13)	$(6)	$(3)	$0
Provision	$0	$(4)	$0	$0	$0
Loan Sales	$0	$2	$0	$0	$0
Ending Balance	$141	$125	$119	$116	$116

- Net Realized Losses of $0 in 2Q15 due to ~$3mm in mortgage insurance rescission recoveries

Other Whole Loan Sales and Non-Agency

- Represent 51% of all active repurchase/make whole requests in 2Q15 pipeline
- Some non-Agency FHN loans were bundled with other companies' loans and securitized by the purchasers
  - A trustee for a bundler has commenced a legal action seeking repurchase of FHN loans
  - Certain purchasers have requested indemnity related to FHN loans included in their securitizations
  - Loan file review process regarding certain bundled FHN loans has been initiated

Total Pipeline of Repurchase Requests[1]



$300mm
$150
$0
2Q14
3Q14
4Q14
1Q15
2Q15
GSE New Requests
Other New Requests
Resolved
Pipeline

FIRST HORIZON NATIONAL CORPORATION

Data as of 2Q15. Numbers may not add to total due to rounding. [1]Based on UPB. The pipeline represents active investor claims and mortgage insurance (MI) cancellations under review, both of which could occur on the same loan. Excludes MI cancellation notices that have been reviewed and coverage has been lost. MI cancellations that have resulted in lost coverage are included in management's assessment of the adequacy of repurchase reserves. 2Q14, 3Q14, 4Q14, 1Q15, and 2Q15 pipeline includes $6.5mm, $4.8mm, $4.2mm, $5.0mm and $1.3mm in other claims, respectively, that pose no risk to the repurchase reserve but require formal acknowledgment with Fannie.

22

FH Proprietary Securitizations Litigation

Certificate Breakdown

($ in millions) Deal	Certificate	Original UPB	Paid Off	Current UPB	Performing UPB	60D+ Delinquent	Cumulative Loss
FHASI 2007-AR2[1] (Schwab)	Senior	$50.0	$33.6	$14.0	$12.7	$1.4	$2.4
FHAMS 2006-FA6 (FDIC Alabama)	Senior	$11.1	$3.7	$5.9	$5.0	$0.9	$1.5
FHAMS 2006-FA6 (FDIC Alabama)	Senior	$15.2	$5.3	$8.6	$7.0	$1.6	$1.3
FHAMS 2006-FA6 (TN Retirement Indemnification)	Senior	$46.2	$40.4	$4.6	$3.8	$0.8	$1.1
FHAMS 2006-FA7 (FDIC Alabama)	Senior	$20.7	$7.0	$10.8	$9.0	$1.8	$2.8
FHAMS 2007-FA4[1] (FDIC Alabama)	Senior	$14.4	$4.4	$7.9	$6.5	$1.4	$2.1
FHAMS 2007-FA1 (FDIC New York)	Senior	$44.5	$15.6	$22.2	$18.5	$3.8	$6.6
FHAMS 2007-FA2 (FDIC New York)	Senior	$34.9	$13.0	$17.2	$14.2	$2.9	$4.7
FHAMS 2005-FA8 (FHLB Indemnification)	Senior	$100.0	$80.5	$18.7	$16.8	$2.0	$0.7
FHAMS 2007-FA3 (MetLife Indemnification)	Senior	$103.0	$62.4	$31.7	$25.9	$5.8	$8.8
FHAMS 2005-FA10[2] (Royal Park Indemnification)	Senior	$100.0	$68.1	$27.6	$24.2	$3.4	$4.4
FHAMS 2006-FA2[1] (Royal Park Indemnification)	Senior	$30.0	$23.7	$5.1	$4.3	$0.7	$1.2
FHAMS 2005-FA9 (Integra REC Indemnification)	Junior	$2.3	$0.1	$0.0	$0.0	$0.0	$2.2
FHAMS 2006-FA8 (Integra REC Indemnification)	Senior	$101.5	$64.2	$29.6	$25.4	$4.1	$7.8
FHAMS 2006-FA8 (TN Retirement Indemnification)	Senior	$100.0	$77.8	$17.6	$15.1	$2.5	$4.7
FHASI 2006-AA8 (TN Retirement Indemnification)	Senior	$32.5	$23.1	$7.6	$5.8	$1.8	$1.9
Total		**$806.2**	**$523.0**	**$229.1**	**$194.2**	**$34.8**	**$54.2**



$806mm
Cumulative Loss 7%
60D+ Delinquent³ 4%
Performing UPB 24%
Paid Off 65%

Numbers and percentages may not add to total due to rounding. Data source: June 2015 Trustee Reports.
[1]The complainants only purchased a portion of these tranches. Original UPB estimated based on the purchase price stated in the complaints. All other metrics prorated based on the ratio of purchase price to the total original UPB of the entire tranche. [2]Royal Park is asking for indemnification on $100mm of the $190mm tranche as stated in the indemnification request. [3]60D+ Delinquent defined as a delinquency status of 60 days or more and also bankruptcies, foreclosures and REO in such status for 60 days or more.

FIRST HORIZON NATIONAL CORPORATION
23

Reconciliation to GAAP Financials

Slides in this presentation use non-GAAP information of return on tangible common equity, as well as expenses, pre-provision net revenue, and net income excluding certain charges/recoveries and various ratios using those measures. That information is not presented according to generally accepted accounting principles (GAAP) and is reconciled to GAAP information below.

($ in millions)				2Q15 Changes vs	
Adjusted Consolidated Noninterest Expense	**2Q15**	**1Q15**	**2Q14**	**1Q15**	**2Q14**
Consolidated Noninterest Expense (GAAP)	$218	$376	$163	-42%	34%
Less Litigation Charge/Insurance Recovery (GAAP)		$163	-$47		
Adjusted Consolidated Noninterest Expense (Non-GAAP)	$218	$214	$210	2%	4%
Adjusted Consolidated PPNR					
Consolidated PPNR (GAAP)	$79	-$90	$122	NM	-36%
Plus: 1Q15 Litigation Expense (GAAP)		$163			
Less: 2Q14 Insurance Recovery (GAAP)			$47		
Adjusted Consolidated PPNR (Non-GAAP)	$79	$73	$75	8%	4%
Net Income Available to Common/EPS Excluding Litigation Charge/Insurance Recovery					
Consolidated Pre-tax Income/Loss (GAAP)	$77	-$95	$116		
Plus: Litigation Charge/Insurance Recovery (GAAP)		$163	-$47		
Adjusted Consolidated Pre-tax Income (Non-GAAP)	$77	$68	$68		
Less: Adjusted Tax[1] (Non-GAAP)	$22	$22	$17		
Adjusted Net Income Excluding Litigation Charge/Insurance Recovery (Non-GAAP)	$55	$46	$52		
Less: Net Income Attributable to Noncontrolling Interest (GAAP)	$3	$3	$3		
Less: Preferred Stock Dividends (GAAP)	$2	$2	$2		
Adjusted Net Income Available to Common Shareholders (Non-GAAP)	$51	$42	$47		
Diluted Shares/Assumed Diluted Shares with Net Income Instead of Net Loss (Non-GAAP)	235	235	237		
Earnings Per Share Excluding Litigation Charge (Non-GAAP)	$0.22	$0.18	$0.20	22%	10%
Return On Tangible Common Equity					
Average Total Equity (GAAP)	$2,512				
Less: Average Noncontrolling Interest (GAAP)	$295				
Less: Preferred Stock (GAAP)	$96				
Average Common Equity (GAAP)	$2,121				
Less: Average Intangible Assets (GAAP)	$173				
Average Tangible Common Equity (Non-GAAP)	$1,947				
Net Income Available to Common (GAAP)	$51				
Annualized Return on Average Tangible Common Equity (Non-GAAP)	10.4%				

FIRST HORIZON NATIONAL CORPORATION

Numbers may not add to total due to rounding.
[1]Tax rates/assumed tax rates of ~28% in 2Q15, ~32% in 1Q15, and ~25% in 2Q14.

24